UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The First of Long Island Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE FIRST OF LONG ISLAND CORPORATION
10 GLEN HEAD ROAD
GLEN HEAD, NEW YORK 11545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 17, 2012

March 20, 2012

To the Stockholders of
The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at THE CARLTUN, EISENHOWER PARK, 1899 HEMPSTEAD TURNPIKE, EAST MEADOW, NEW YORK, on Tuesday, April 17, 2012, at 3:30 P.M. local time for the following purposes:

(1)	To elect five directors to hold office until the 2014 annual meeting of shareholders or until their successors are duly elected;

(2)	To conduct a non-binding, advisory vote to approve the compensation of the Corporation’s named executive officers;

(3)	To ratify the reappointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2012; and

(4)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 24, 2012 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Sallyanne K. Ballweg
Senior Vice President and Secretary

IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

THE FIRST OF LONG ISLAND CORPORATION
10 Glen Head Road
Glen Head, New York 11545
(516) 671-4900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of The First of Long Island Corporation (the “Corporation” or the “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York on April 17, 2012.  The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 20, 2012.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation will be voted at the meeting in accordance with the instructions provided. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the meeting.  Each proxy granted may be revoked at any time prior to its exercise either by written notice filed with the secretary of the meeting or by oral notice given during the meeting by the stockholder to the presiding officer of the meeting.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any annual meeting constitutes a quorum for the transaction of business.  In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided notice of such meeting is mailed to each stockholder entitled to vote at least five (5) days before the adjourned meeting.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein.  Only stockholders of record at the close of business on February 24, 2012 are entitled to notice of and to vote at the meeting.

As of January 31, 2012, there were issued 8,827,684 shares of the Common Stock, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of January 31, 2012 are identified in the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Paul T. Canarick 27 Glen Street Glen Cove, NY 11542	505,374 shares (1)	5.72%

Jean C. Canarick 27 Glen Street Glen Cove, NY 11542	742,634 shares (1)	8.41%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	538,025 shares (2)	6.09%

(1)
Pursuant to applicable rules, Paul T. Canarick and Jean C. Canarick are both deemed to be beneficial owners of 473,940 shares for which they act as co-trustees pursuant to a Trust Agreement dated May 27, 1992 and share voting and dispositive power.  The shares shown for Mr. Paul T. Canarick include 7,587 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(2)	Per 12/30/11 Schedule 13G which indicates that BlackRock, Inc. has sole voting and dispositive power with respect to these shares.

Furnished below is information with respect to the beneficial ownership of the Corporation's Common Stock as of January 31, 2012 by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table” (the “named executive officers”), and by directors and executive officers of the Corporation as a group. The Corporation’s Corporate Governance Guidelines require that each member of the Board of Directors and each executive officer of the Corporation own a minimum of 2,000 shares of common stock of the Corporation, with such minimum to be adjusted for stock splits and dividends and other changes in capitalization that occur after September 2011.  For any individual who becomes a director or executive officer after September 2011, the 2,000-share requirement needs to be met within two years of becoming a director or executive officer.  Furthermore, in accordance with national banking laws, upon becoming a director an individual must own, in his or her own right, stock of the Corporation with an aggregate fair market value of no less than $1,000.

		Amount and Nature of		Percent of
Title of Class	Beneficial Owner	Beneficial Ownership		Class
Common Stock	Allen E. Busching	18,332	(1)	.21%
($.10 par value)	Paul T. Canarick	505,374	(2)	5.72%
	Alexander L. Cover	10,478	(3)	.12%
	Howard Thomas Hogan Jr.	124,734	(4)	1.41%
	John T. Lane	5,534	(5)	.06%
	J. Douglas Maxwell Jr.	42,646	(6)	.48%
	Stephen V. Murphy	13,902	(7)	.16%
	Milbrey Rennie Taylor	8,333	(8)	.09%
	Walter C. Teagle III	67,265	(9)	.76%
	Michael N. Vittorio	48,879	(10)	.55%
	Sallyanne K. Ballweg	10,079	(11)	.11%
	Donald L. Manfredonia	91,916	(12)	1.04%
	Mark D. Curtis	41,551	(13)	.47%
	Richard Kick	57,097	(14)	.64%
	Directors and Executive
	Officers as a group	1,104,084	(15)	12.49%

(1)
Including 2,714 shares in the name of Claire C. Busching, Mr. Busching’s wife, and 7,877 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(2)
Including 473,940 shares in the names of Paul T. Canarick and Jean C. Canarick, Mr. Paul T. Canarick’s mother, as co-trustees under a Trust Agreement dated May 27, 1992; and 7,587 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(3)
Including 7,173 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(4)
Including 20,742 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan; 1,388 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust; 12,260 shares, 10,759 shares, and 10,731 shares in the names of Mr. Hogan’s children, Howard, Kathryn and Margaret, respectively; and 8,791 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(5)
Including 2,421 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(6)
Including 16,874 shares held in Mr. Maxwell’s retirement account and 9,931 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(7)
Including 6,700 shares held in Mr. Murphy’s retirement account and 2,564 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(8)
Including 1,841 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(9)
Including 674 shares in the name of Janet D. Teagle, Mr. Teagle's wife; 2,024 shares each (totaling 6,072 shares) held for the benefit of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle’s children; and 14,736 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(10)
Including 29,079 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(11)
Including 1,000 shares in Ms. Ballweg’s individual retirement account and 5,332 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(12)
Including 32,608 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(13)
Including 1,598 shares held in Mr. Curtis’ individual retirement account and 26,821 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(14)
Including 28,824 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(15)
Including 208,294 shares which are not presently owned but deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “For” the election of the five nominees proposed by the Board of Directors or to “Withhold Authority” to vote for the nominees being proposed.  Directors are elected by a plurality of the votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees is withheld.

As to Proposals Two and Three, a stockholder may: (i) vote “For” the item, (ii) vote “Against” the item, or (iii) “Abstain” from voting on such item.  The approval of these matters will be determined by a majority of the shares entitled to vote and represented at the meeting.  Shares as to which the “Abstain” box is marked will have the same effect as a vote “against” that item.  Broker non-votes are treated as “present” for purposes of a quorum, but will not otherwise have an impact on the vote on any proposal.

Proxies solicited hereby will be returned to the Company and will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Corporation presently consists of a non-executive chairman and nine other members. Each member, with the exception of Michael N. Vittorio, who also serves as President and Chief Executive Officer (“CEO”) of the Corporation and its wholly-owned bank subsidiary, The First National Bank of Long Island (the “Bank”), is independent as defined in the Nasdaq Rules.

The Board is divided into two classes, Class I with five members and Class II with five members.  The table that follows sets forth the present composition of the Board.

Name	Class	Expiration of Term
Allen E. Busching	II	2012
Paul T. Canarick	II	2012
Alexander L. Cover	II	2012
Howard Thomas Hogan Jr.	I	2013
John T. Lane	I	2013
J. Douglas Maxwell Jr.	II	2012
Stephen V. Murphy	II	2012
Milbrey Rennie Taylor	I	2013
Walter C. Teagle III	I	2013
Michael N. Vittorio	I	2013

As to the election of directors, each stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected.  A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.  Cumulative voting can impact the election of directors if there are more nominees for director than positions to be filled. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the nominees listed, and if authority for any nominee or nominees is withheld, the votes will be distributed among the remaining candidates in the discretion of the Board.

The nominees for election at this meeting will be the Class II directors.  It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the marking indicated thereon and, in the absence of contrary indication, for the re-election of Directors Busching, Canarick, Cover, Maxwell and Murphy.  Each of the Class II directors will hold office until the 2014 Annual Meeting of Stockholders, or until his successor is elected and qualified.  If at the time of the 2012 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

The following table sets forth a brief description of the business experience of each of the Company’s directors during the past five years.  It also indicates any other directorships held during the past five years in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Act or any company registered as an investment company under the Investment Company Act of 1940.  The year set forth for each director is the year in which the person named became a director of the Corporation and the Bank with the exception of Mr. Hogan who became a director of the Corporation upon its formation in 1984.

BUSINESS EXPERIENCE OF DIRECTORS AND OTHER DIRECTORSHIPS

	Principal Occupations and
Name	Other Directorships for Last 5 Years	Director Since
Allen E. Busching (Age 80)	Principal, B&B Capital (Consulting and Private Investment)	1999

Paul T. Canarick (Age 55)	President and Principal, Paul Todd, Inc. (Construction Company)	1992

Alexander L. Cover (Age 68)	Management Consultant, Private Practice	2003

Howard Thomas Hogan Jr., Esq. (Age 67)	Hogan & Hogan (Attorney, Private Practice)	1978

John T. Lane (Age 69)	Private Investor and Consultant; (formerly: Managing Director, JPMorgan & Co.; Chairman, J.P. Morgan Florida; Director, J.P. Morgan California, Morgan Shareholder Services, and Morgan Futures)	2007

J. Douglas Maxwell Jr. (Age 70)	Chief Financial Officer NIRx Medical Technologies LLC (Medical Technology)	1987

	Principal Occupations and
Name	Other Directorships for Last 5 Years	Director Since
Stephen V. Murphy (Age 66)	President, S.V. Murphy & Co., Inc. (Investment Banking) Director, Excelsior Venture Partners III, LLC; Excelsior Multi-Strategy Hedge Fund of Funds Master Fund, LLC; Excelsior Private Markets Fund II (formerly: Director, Bowne & Co., Inc.; Excelsior Private Equity Fund II, Inc.; Excelsior Directional Hedge Fund of Funds, Inc.; and Columbia Multi-Strategy Hedge Fund of Funds, Inc.)	2005

Milbrey Rennie Taylor (Age 65)	Strategic and Media Consultant; (formerly: Executive Producer, CBS News)	2008

Walter C. Teagle III (Age 62)	Non-executive Chairman of the Board, The First of Long Island Corporation and The First National Bank of Long Island; President and Director, Teagle Management, Inc. (Private Investment Firm); Managing General Partner, Gulo Capital Partners L.P. (Private Long/Short Investment Partnership); Chairman and Director, Teagle Foundation, Inc. (formerly Managing Director, Groton Partners LLC; Officer and Managing Director, Groton Asset Management LLC)	1996

Michael N. Vittorio (Age 59)	President and Chief Executive Officer, The First of Long Island Corporation and The First National Bank of Long Island	2003

QUALIFICATIONS OF DIRECTORS

General Qualifications.  The Governance and Nominating Committee believes that certain minimum general qualifications must be met by a Committee-recommended nominee for a position on the Board of Directors. Specifically, the nominee should understand that the principal duty of a director is to represent the stockholders of the Corporation.  The nominee should also possess the highest level of professional and personal ethics and values, be free of any conflict of interest with respect to board service, have experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to the culture of the Corporation, have sufficient time to properly discharge the duties associated with serving as a director and, for non-employee directors, be independent as defined in the Nasdaq Rules. It is also deemed desirable for directors to live or work in a geographic area where the Corporation’s bank subsidiary has branches or is expected to have branches.

Diversity.  The Governance and Nominating Committee believes that the Board as a whole should adequately reflect the diversity of the Company’s constituencies and the communities in which the Company conducts business.  Although the Committee considers diversity in identifying nominees for director, it does not have a formal policy in this regard.  The Committee has a broad view of diversity, and conceptualizes it to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity, as well as race, gender and national origin.

Specific Core Competencies.  In addition to general qualifications and the consideration of diversity, the Governance and Nominating Committee has developed a Skill Sets Matrix that sets forth the specific core competencies it believes one or more Board members should possess. The matrix is used to evaluate the collective skills of the existing board and identify the skills that the Committee should seek when filling a Board vacancy or increasing the size of the Board. The Governance and Nominating Committee recognizes that some Board members may possess many of the core competencies, while others will possess only a few, but that each Board member should have particular strength with respect to at least one.  The identified core competencies, which are subject to change from time to time, include, but are not limited to: experience as a director; experience with publicly-held companies; background and experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission; and experience in banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, real estate, marketing, operations, information technology and legal matters.

With respect to each of the Company’s directors, the narrative that follows sets forth the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director in light of the Company’s business and structure and the general qualifications and core competencies identified and deemed desirable by the Governance and Nominating Committee.

Allen E. Busching - Mr. Busching joined the Board in 1999 and is Chairman of the Compensation Committee and a member of the Audit and Strategic Planning Committees.  He is Principal of B&B Capital, a consulting and private investment firm.  He serves as Trustee of North Shore-Long Island Jewish Health Systems, Inc. and is a member of its Finance Committee.  Mr. Busching previously served as President & Chief Executive Officer of Veeco Instruments, a New York Stock Exchange Company, and has been a director of both banking and non-banking companies.  Mr. Busching’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in corporate governance, publicly-held companies, strategic planning, operations and mergers and acquisitions.

Paul T. Canarick - Mr. Canarick joined the Board in 1992, is a member of the Governance and Nominating, Loan, Asset/Liability and Strategic Planning Committees.  Mr. Canarick is President and Principal of Paul Todd, Inc., a privately-held construction company.  Mr. Canarick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in real estate.

Alexander L. Cover - Mr. Cover joined the Board in 2003 and is Chairman of the Audit Committee and a member of the Governance and Nominating, Asset/Liability and Strategic Planning Committees.  He is currently a management consultant in private practice and, among other things, assists privately-held companies with developing business plans.  Previously he was Partner In Charge of the financial institutions practice of the Long Island office of Ernst & Young, LLP.  At Ernst & Young, Mr. Cover’s experience also included, among other things, serving as review partner on both SEC and non-SEC engagements.  Mr. Cover has also been a director of a number of not-for-profit entities.  Mr. Cover’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in publicly-held companies, banking, strategic planning, accounting, reporting and finance.

Howard Thomas Hogan Jr., Esq. - Mr. Hogan joined the Board in 1978 and is a member of the Compensation and Loan Committees.  Mr. Hogan is currently an attorney in private practice, with an emphasis on real estate.  He currently serves and has served as a director of numerous not-for-profit and community organizations.  His experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in legal matters, real estate and corporate governance.

John T. Lane - Mr. Lane joined the Board in 2007 and is Chairman of the Asset/Liability Committee and a member of the Audit, Loan and Strategic Planning Committees.  He is currently a private investor and consultant and director of Winthrop University Hospital and Health Care Trustees of New York State.  Mr. Lane’s previous experience includes Managing Director of J.P. Morgan.  During his twenty-six year career with J.P. Morgan, Mr. Lane served in leadership positions in Corporate Finance, Private Clients, Credit and Investor Services.  Mr. Lane also served as a member of J.P. Morgan’s Credit Policy Committee, Chairman of J.P. Morgan Florida, and Director of J.P. Morgan California, Morgan Shareholder Services and Morgan Futures.  Aside from J.P. Morgan, Mr. Lane has served as a director of a number of publicly and privately-held companies and not-for-profit entities. Mr. Lane’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in banking, publicly-held companies, corporate governance, finance, and mergers and acquisitions.

J. Douglas Maxwell Jr. - Mr. Maxwell joined the Board in 1987 and is Chairman of the Governance and Nominating Committee and a member of the Audit and Loan Committees.  Currently, Mr. Maxwell is Chief Financial Officer of NIRX Medical Technologies LLC. Mr. Maxwell’s past experience includes a variety of executive positions including Chairman of the Board and Chief Executive Officer, Swissray Empower, Inc. and President, Chemco Technologies, Inc.  Mr. Maxwell has served as a director of a number of publicly and privately-held companies and not-for-profit entities. Mr. Maxwell’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in publicly-held companies, corporate governance, accounting and reporting, and operations.

Stephen V. Murphy - Mr. Murphy joined the Board in 2005 and is Chairman of the Loan Committee and a member of the Compensation, Asset/Liability and Strategic Planning Committees.  He is currently President of S.V. Murphy & Co., Inc., an investment banking firm.  He also serves as a director of several registered investment companies.  Mr. Murphy’s past experience includes Merrill Lynch Capital Markets, where he was Managing Director in the Investment Banking Department in charge of the Financial Institutions Mergers and Acquisitions Group.  Prior to that, Mr. Murphy was with The First Boston Corporation as Managing Director in the Corporate Finance Department in charge of the Commercial Banking Group for Financing and Strategic Services.  Mr. Murphy also serves or has served as a director for various publicly-held and not-for-profit entities. Mr. Murphy’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in publicly-held companies, corporate governance, banking, strategic planning, finance, mergers and acquisitions, and investments.

Milbrey Rennie Taylor - Ms. Taylor joined the Board in 2008 and is a member of the Governance and Nominating and Loan Committees.   She is currently a media consultant.  Ms. Taylor’s past experience includes over thirty years in the television news business.  She served as Executive Producer of CBS News Sunday Morning and CBS Weekend News.  Ms. Taylor also served as Vice President of ThirdAge Media, an Internet company partly owned by CBS, Inc.  Ms. Taylor serves and has served as a director of a number of not-for-profit entities.  Ms. Taylor’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in corporate governance, communications and public relations.

Walter C. Teagle III - Mr. Teagle joined the Board in 1996, became Non-executive Chairman of the Board in 2005 and is an ex officio member for all purposes of all Board Committees of the Corporation and the Bank.  Mr. Teagle is currently President and director of Teagle Management, Inc., a private investment firm, Chairman and director of Teagle Foundation, Inc. and Managing General Partner of Gulo Capital Partners L.P., a private long/short investment partnership.  Mr. Teagle’s past experience includes a variety of executive and board positions including Managing Director, Groton Partners LLC, a merchant banking firm; Officer and Managing Director, Groton Asset Management LLC, an investment management company; Executive Vice President and Director, Lexent, Inc., a publicly-held infrastructure service provider; and President, Chief Executive Officer, and Director, Metro Design Systems, Inc., an engineering design services firm.  Mr. Teagle has also been a director of not-for-profit entities.  Mr. Teagle’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in corporate governance, operations, strategic planning and investments.

Michael N. Vittorio - Mr. Vittorio joined the Corporation and the Bank on July 15, 2002 as Executive Vice President.  On February 18, 2003, he was elected to the Board of Directors of both entities and, effective March 1, 2003, became President of both.  He was appointed Chief Executive Officer of both entities effective September 1, 2003.  Mr. Vittorio is chairman of the Bank’s Strategic Planning Committee.  Prior to his employment by the Company in 2002, Mr. Vittorio was employed at J.P. Morgan Chase as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business.  Previously he served in various capacities at J.P. Morgan Chase including Senior Credit Officer for Small Business Financial Services, Middle Market Regional Manager, and Division Executive in the Small Business/Commercial Division.  Mr. Vittorio has been a director of a variety of not-for-profit entities. Mr. Vittorio’s experience has provided him with strength in many of the core competencies identified by the Governance and Nominating Committee.

BOARD LEADERSHIP STRUCTURE

The Board of Directors has determined that the Chairman of the Board will be an independent director.  This decision was made based on the belief that shareholder interests are best served by having a Chairman of the Board who is independent of management and whose exclusive responsibility is the long-term best interest of the Corporation’s shareholders.

Walter C. Teagle III has served as Non-executive Chairman of the Board of Directors since May 2005.  As Non-executive Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its responsibilities, including monitoring the Corporation’s performance and the performance of management.  The role of the Non-executive Chairman includes: (1) presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of the Board in which the CEO, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO; (3) advising with respect to the work of each Committee and reviewing together with the Governance and Nominating Committee changes in Board membership and the membership and chair of each Committee; (4) coordinating periodic reviews of management’s strategic plan for the Corporation; (5) leading the Board’s review of the succession plan for the CEO; and (6) coordinating with the Compensation Committee of the Board of Directors the annual performance review of the CEO.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is an integral part of Board and committee discussions throughout the year.  The significant risks facing the Corporation are set forth in an Enterprise Risk Management document prepared by management and reviewed by the full Board of Directors.  While the Corporation’s management team, which includes a Chief Risk Officer, is responsible for identifying, assessing and managing risk, the Board is responsible for risk oversight and fulfills this responsibility primarily through its committees.  In granting authority to management, approving policies and strategies and receiving management reports, the Board and its committees consider, among other things, the risks that the Corporation faces.  For each critical risk, such as credit risk, interest rate risk and liquidity risk, the Corporation has a formal written policy that is approved by an appropriate board committee and/or the full Board of Directors.

The following table sets forth each Board committee and identifies its risk oversight responsibilities.

Board Committee	Risk Oversight Responsibilities
Loan Committee	1) Credit Risk 2) Allowance For Loan Loss Risk
Asset/Liability Committee	1) Interest Rate Risk 2) Liquidity Risk 3) Credit Risk 4) Earnings Risk 5) Market Risk
Audit Committee	1) Financial Reporting Risk 2) Internal Control Risk 3) Regulatory Compliance Risk 4) Operational Risk 5) Technology Risk 6) Business Continuity/Disaster Recovery Risk 7) Fiduciary Risk
Governance & Nominating Committee	1) Succession Planning Risk 2) Reputation Risk 3) Legal Risk
Compensation Committee	1) Compensation Policy & Practice Risk
Strategic Plannning Committee	1) Strategic Risk

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank.  The Board of Directors of the Corporation held ten regular meetings and four special meetings during 2011.  Each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served.

BOARD COMMITTEES AND MEETINGS

The Board of Directors of the Corporation has three standing committees: the Governance and Nominating Committee, the Audit Committee, and the Compensation Committee.  The Board of Directors of the Bank also has three standing committees: the Loan Committee, the Asset/Liability Committee and the Strategic Planning Committee.

Governance and Nominating Committee

The Corporation has a separately-designated standing governance and nominating committee.  All the members of the Corporation’s Governance and Nominating Committee are independent directors as defined in the Nasdaq Rules.  The members of the Governance and Nominating Committee are Paul T. Canarick, Alexander L. Cover, J. Douglas Maxwell Jr., Milbrey Rennie Taylor and Walter C. Teagle III.  The Committee met five times during 2011.

The Corporation’s Board of Directors has adopted a formal written charter for the Governance and Nominating Committee.  A current copy of the charter and the Corporation’s Corporate Governance Guidelines are available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations,” then clicking on “Committee Charters,” and then clicking on “Governance and Nominating Committee Charter” and “Corporate Governance Guidelines.”

The Governance and Nominating Committee is currently responsible for: (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (2) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (3) leading the Board in an annual Board self assessment and reporting to the Board on its own self assessment and the self assessments performed by the other Board committees; and (4) recommending to the Board director candidates for each committee.

Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to properly oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by shareholders.  Submission of candidates may be made in writing at any time.  However, to be considered by the Governance and Nominating Committee for nomination at the 2013 annual meeting, such submissions should be made no later than November 20, 2012 to the Chairman of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement.  In addition, nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

In addition to interviews, the Governance and Nominating Committee evaluates potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate.  The Corporation has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

All of the Class II nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the annual meeting of stockholders to be held April 17, 2012 are directors standing for reelection.

Audit Committee

The Corporation has a separately-designated standing audit committee.  The members of the Audit Committee are Allen E. Busching, Alexander L. Cover, John T. Lane, J. Douglas Maxwell Jr. and Walter C. Teagle III. The Committee met nine times during 2011.

The Corporation’s Board of Directors has adopted a formal written charter for the Audit Committee. A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations,” then clicking on “Committee Charters,” and then clicking on “Audit Committee Charter.”

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in SEC Rule 10A-3 and the Nasdaq Rules.  The Board has also determined that Alexander L. Cover is an audit committee financial expert as that term is defined in paragraph (d)(5)(ii) of Item 407 of Regulation S-K of the Securities and Exchange Commission.

The Audit Committee is responsible for: (1) selecting, retaining and dismissing, if necessary, the independent auditors and approving audit fees and engagement terms and all non-audit services provided by the independent auditors; (2) reviewing and discussing with management and the independent auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; (3) meeting with the Corporation’s independent auditors and reviewing with them the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; (4) reviewing the plan, scope and results of internal audits performed by both the Bank’s in-house audit staff and external firms; (5) reviewing the results of examinations performed by regulatory authorities; (6) insuring that the Corporation fulfills the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and that the Bank fulfills the annual audit and management reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991; and (7) reviewing the Bank's performance of its obligations under various laws and regulations, including those affecting consumers.  The Audit Committee Report is included in a separate section of this proxy statement.

Compensation Committee

The Corporation has a separately-designated standing compensation committee.  All the members of the Corporation’s Compensation Committee are independent directors as defined in the Nasdaq Rules.  The members of the Compensation Committee are Allen E. Busching, Howard Thomas Hogan Jr., Stephen V. Murphy and Walter C. Teagle III.  The Committee met six times during 2011.

The Corporation’s Board of Directors has adopted a formal written charter for the Compensation Committee.  A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations,” then clicking on “Committee Charters,” and then clicking on “Compensation Committee Charter.”

The Compensation Committee is responsible for: (1) conducting a periodic review of the Corporation’s incentive-based compensation policy for covered persons, as defined, and other compensation policies, strategies and plans for the CEO, other executive officers and non-employee directors and reporting and making recommendations to the Board with respect thereto; (2) recommending to the Board approval of employment contracts for the CEO and other executive officers;  (3) evaluating the performance of the CEO and, subject to any existing employment contract and consistent with market practice, determining and recommending to the Board the base compensation level for the CEO; (4) reviewing, at its discretion, the CEO’s performance evaluation of the other executive officers of the Corporation and recommending, subject to any existing employment contracts and consistent with market practice, the base compensation level of each such officer; (5) recommending to the Board approval of cash compensation for non-employee directors;  (6) setting corporate goals used to determine cash incentive compensation paid to the CEO and other executive officers and stock-based compensation awarded to the CEO, other executive officers and non-employee directors; (7) recommending to the Board approval of cash incentive compensation for the Corporation’s CEO and other executive officers pursuant to the Corporation’s Incentive Compensation Plan or otherwise; (8) administering the Corporation’s stock compensation plans, including recommending to the Board approval of awards of stock-based compensation to the CEO, other executive officers and non-employee directors under such plans and pursuant to the Corporation’s Incentive Compensation Plan or otherwise; (9) reviewing the overall annual salary budget for the Bank’s entire employee population; (10) conducting, or causing to be conducted, at its discretion, a periodic review of the Corporation’s pension, 401(k), supplemental executive retirement and health and welfare plans; (11) reviewing the compensation disclosures included in the Corporation’s annual proxy statement and preparing or causing to be prepared an annual report of the Committee on executive compensation to be included therein; (12) considering the results of the most recent non-binding, shareholder advisory vote on executive compensation and, if deemed necessary, recommending to the Board changes in compensation policies and decisions; and (13) reviewing the most recent non-binding, shareholder advisory vote on the frequency of shareholder votes on executive compensation and, in light of such advisory vote, recommending to the Board how frequently the Company should include in its proxy materials a non-binding, shareholder advisory vote on the compensation of its named executive officers.

Administration of the Corporation’s stock compensation plans includes selecting directors and officers to whom awards are to be made and determining the timing, duration, amount, type and terms of each award.  Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

In determining an appropriate level of compensation for executive officers and non-employee directors, the Compensation Committee periodically engages a compensation consulting firm to gather and help analyze the information necessary to make such determinations.  In 2010, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), an independent national compensation consulting firm with over 100 bank clients, to conduct a review of the compensation of the Company’s CEO.  In 2009, PM&P was engaged to conduct a review of compensation for the Company’s CEO and other executive officers.  The objective of these reviews was to provide an assessment of the competitiveness and appropriateness of the compensation paid to the CEO and other executive officers relative to the market.

In performing their 2010 review of CEO compensation and 2009 review of compensation for all executive officers, PM&P worked with the Compensation Committee to develop a custom peer group.  The 2010 and 2009 peer groups consisted of seventeen (17) and sixteen (16) publicly-held banks, respectively, similar in size and scope to the Bank and located in the Bank’s general geographic area.  The 2010 peer group included Sterling Bancorp, Univest Corporation of Pennsylvania, Suffolk Bancorp, State Bancorp, Inc., Center Bancorp, Inc., Royal Bancshares of PA, Bryn Mawr Bank Corporation, Unity Bancorp, Inc., Berkshire Bancorp, Inc., Bridge Bancorp, Inc., Hudson Valley Holding Corp., Lakeland Bancorp, Inc., Metro Bancorp, Inc., Peapack-Gladstone Financial Corp., Provident New York Bancorp, Tower Bancorp, Inc., and Republic First Bancorp, Inc.  The 2009 peer group included Smithtown Bancorp, Inc., Sterling Bancorp, Univest Corporation of Pennsylvania, Suffolk Bancorp, State Bancorp, Inc., Peapack-Gladstone Financial Corp., First Chester County Corporation, Center Bancorp, Inc., Royal Bancshares of PA, Bryn Mawr Bank Corporation, Unity Bancorp, Inc., Berkshire Bancorp, Inc., Harleysville Savings Financial Corp., Carver Bancorp, Inc., Bridge Bancorp, Inc., and TF Financial Corporation.  PM&P also gathered cash compensation and total direct compensation data from published industry surveys, including their own survey and surveys performed by other nationally recognized compensation consulting firms.  In performing their reviews, PM&P assessed the elements of executive compensation both individually and in the aggregate, including base salary, annual cash incentive compensation and annual equity awards.  Based on their reviews, PM&P provided the Compensation Committee with a comparison of the compensation of the Company’s CEO and other executive officers to the market median and commentary on such compensation in light of the financial performance of the Company versus that of its peers.

In 2010, PM&P was also engaged to review director compensation and the short and long-term components of the Company’s incentive compensation plan.  The objectives of the review of director compensation were to provide the Compensation Committee with a high level comment letter comparing the Company’s practices to banks of similar size in the northeast region and provide commentary on the general elements of board compensation including retainers, per meeting fees and equity awards. The objective of the review of the Company’s incentive compensation plan was to provide commentary on the appropriateness of the plan in light of recent regulatory guidance on sound incentive compensation policies and practices.

Other than the services described, PM&P has not been engaged to provide any other services to the Company.

From time to time, certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make compensation determinations.  However, such executive officers do not have a significant policy making role with respect to determining the amount or form of executive or director compensation.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee (1) was an officer or employee of the Corporation or the Bank; (2) was formerly an officer of the Corporation or the Bank; or (3) had any relationship requiring disclosure by the company under the SEC’s rules governing disclosure of related person transactions.  No executive officer of the Corporation served as a director or member of a compensation committee of another entity, one of whose directors or executive officers served as a member of the Corporation’s Board of Directors or Compensation Committee.

 Loan Committee of the Bank

The Bank has a separately-designated standing loan committee. With the exception of Mr. Vittorio, all the members of the Bank’s Loan Committee are independent directors as defined in the Nasdaq Rules.  The members of the Loan Committee are Paul T. Canarick, Howard Thomas Hogan Jr., John T. Lane, J. Douglas Maxwell Jr., Stephen V. Murphy, Milbrey Rennie Taylor, Walter C. Teagle III and Michael N. Vittorio.  In 2011, the Committee met quarterly to review the overall loan portfolio and the related allowance for loan losses and held two special meetings.

Residential mortgages loans in excess of $500,000 and other loans in excess of $400,000 require the approval of the Management Loan Committee.  Loans in excess of $6 million also require the approval of two non-management members of the Board Loan Committee.  Loans in excess of $10,000,000 require the recommendation of the Management Loan Committee and the approval of a majority of the Board of Directors.

Asset/Liability Committee of the Bank

The Bank has a separately-designated standing Asset/Liability Committee.  With the exception of Mr. Vittorio, all the members of the Bank’s Asset/Liability Committee are independent directors as defined in the Nasdaq Rules.  The members of the Asset/Liability Committee are Paul T. Canarick, Alexander L. Cover, John T. Lane, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio. The Committee held five meetings in 2011.

The Asset/Liability Committee is responsible for providing oversight with respect to the Bank’s achievement of its overall objective of maximizing return while minimizing risk regarding assets, liabilities, equity and off-balance sheet activities.  In this regard, the Committee (1) oversees investment risk and approves the investment policy limits and operating guidelines set forth in the Bank’s Investment Policy; (2) oversees interest rate risk and approves the risk limits and operating guidelines set forth in the Bank’s Interest Rate Risk Policy; (3) oversees liquidity risk and approves the risk limits and operating guidelines set forth in the Bank’s Liquidity Policy and Liquidity Contingency Plan; and (4) oversees management’s use of embedded and stand-alone derivative instruments for purposes of managing interest rate risk.

Strategic Planning Committee of the Bank

The Bank has a separately-designated standing Strategic Planning Committee.  With the exception of Mr. Vittorio, all the members of the Bank’s Strategic Planning Committee are independent directors as defined in the Nasdaq Rules.  The members of the Strategic Planning Committee are Allen E. Busching, Paul T. Canarick, Alexander L. Cover, John T. Lane, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio. The Committee held three meetings in 2011.

The Strategic Planning Committee is responsible for providing oversight with respect to the preparation and revision of the Corporation’s strategic plan, and monitoring the Corporation’s ongoing performance with respect to the plan.  The full Board reviews the Corporation’s strategic plan on an annual basis.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors strongly encourages each of its members to attend the Annual Meeting of Stockholders.  In this regard, the Board of Directors sets the date for the Annual Meeting of Stockholders to coincide with the April meeting of the Board of Directors.  All directors attended the prior year’s Annual Meeting of Stockholders which was held on April 20, 2011.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board of Directors does not have a formal process for security holders to send communications to the Board of Directors.  The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Non-Executive Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

COMPENSATION OF DIRECTORS

Cash Compensation

The non-executive Chairman of the Board of Directors of the Corporation and the Bank received a quarterly retainer of $21,875 in 2011 for service on both boards.  The quarterly retainer has been increased to $22,375 effective January 1, 2012.  The Chairman does not receive per meeting fees or committee retainers.  In 2011, other non-employee directors were paid a quarterly retainer of $3,500 for service on the Corporation’s Board and $1,200 for each regularly scheduled meeting of the Bank’s board, provided they attend at least eight of the ten meetings.   If a director attended fewer than eight meetings, the director was paid $1,200 for each meeting attended.  In addition, non-employee directors of the Corporation and the Bank are generally paid $1,200 for each special Board meeting and $500 for each telephone Board meeting and, as described below, receive retainers for board committee service.  Effective January 1, 2012, the quarterly retainer for service on the Corporation’s board has been increased to $3,625 and the fee for each regularly scheduled meeting of the Bank board has been increased to $1,250.

The Chairmen of the Corporation’s and the Bank’s board committees each received an annual retainer of $7,000 in 2011, except the Audit Committee Chairman received $12,000 and the Governance and Nominating Committee Chairman received $6,250.  In addition, the Chairman and all other members of the Bank’s Loan Committee received $500 per meeting with the Management Loan Committee.

Members of each of the Corporation’s and the Bank’s board committees received annual retainers of $3,500 in 2011, except Audit Committee members received $5,500.

Stock-based Compensation

The Corporation’s 2006 Stock Compensation Plan allows for the granting of equity awards to non-employee directors of the Corporation.  The equity components of director compensation have been nonqualified stock options (“NQSOs”) and restricted stock units (“RSUs”).  Beginning with the January 2012 grant, equity compensation for directors will consist solely of RSUs.  In January 2011, based on the Corporation’s 2010 financial performance, the non-executive Chairman was granted 2,956 NQSOs with a grant date fair value of $30,310 and a target number of RSUs with a grant date fair value of $26,004.  Each other non-employee director received a grant of 1,478 NQSOs with a grant date fair value of $15,155 and a target number of RSUs with a grant date fair value of $13,015.  In January 2012, based on the Corporation’s 2011 financial performance, the non-executive Chairman was granted a target number of RSUs with a grant date fair value of $46,038.  Each other non-employee director was granted a target number of RSUs with a grant date fair value of $23,019.   Grant date fair value is as defined in Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718.  The number of NQSOs and RSUs granted to the Chairman and each non-employee director is in accordance with the methodology recommended by the Compensation Committee and adopted by the Board of Directors.

The NQSOs granted to directors in 2011 have an exercise price of $29.02, which was the fair market value of one share of the Corporation’s stock on the date of grant.  Twenty percent (20%) of the NQSOs granted in 2011 will become exercisable on each of the first five anniversaries of the date of grant, except for the immediate vesting of all outstanding NQSOs which occurs upon change in control, retirement, death or total and permanent disability.  The RSUs granted in 2011 and 2012 may be convertible into shares of common stock after three years except for the ability to immediately convert all outstanding RSUs upon change in control, retirement, death or total and permanent disability.  The ability to convert RSUs into shares of common stock after three years and the related conversion ratio will be determined in the same manner as for executive officers described in “Compensation Discussion and Analysis” appearing elsewhere in this proxy statement.

Retirement Plan

On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors (the "Retirement Plan").  Effective December 31, 2000, the Retirement Plan was terminated.  Upon termination, the benefits earned by directors for services rendered through December 31, 2000 were frozen and the ability of directors to earn additional benefits under the Retirement Plan was discontinued.  Upon retirement after attaining the age of sixty (60), each of the current directors who was a director prior to 2001 will receive a credit (the "Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, to a maximum of one hundred percent (100%).  The annual benefit (the "Annual Benefit") under the Retirement Plan is equal to the monthly Board of Directors’ attendance fee in effect as of December 31, 2000 of $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage.  The Annual Benefit is payable in quarterly installments for a period of seven (7) years from the date of retirement  (the "Payment Period").  In the event of the death of a director or a retired director, the surviving spouse of such director shall be entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

The following table sets forth information concerning the compensation of directors for 2011. The values shown in the “Grant Date Fair Value of Stock Awards” and “Grant Date Fair Value of Option Awards” columns of the table (columns (c) and (d)) represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.

DIRECTOR COMPENSATION
YEAR ENDED DECEMBER 31, 2011

				Change in		Option	Stock
		Grant	Grant	Pension		Awards	Awards
	Fees	Date	Date	Value and		Out-	Out-
	Earned	Fair Value	Fair Value	Nonqualified		standing	standing
	or	Of Stock	Of Option	Deferred	Total	at Fiscal	at Fiscal
	Paid in	Awards	Awards	Compensation	Compen-	Year	Year
	Cash	(1)	(1)	Earnings (2)	sation	End	End (3)
Name	($)	($)	($)	($)	($)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Allen E. Busching	$46,800	$13,015	$15,155	$668	$75,638	10,930	929
Paul T. Canarick	$45,800	$13,015	$15,155	$951	$74,921	10,640	929
Alexander L. Cover	$53,300	$13,015	$15,155		$81,470	10,226	929
Howard Thomas Hogan Jr., Esq.	$39,600	$13,015	$15,155	$3,016	$70,786	13,592	929
John T. Lane	$51,800	$13,015	$15,155		$79,970	5,474	929
J. Douglas Maxwell Jr.	$50,050	$13,015	$15,155	$3,695	$81,915	15,270	929
Stephen V. Murphy	$48,800	$13,015	$15,155		$76,970	5,617	929
Milbrey Rennie Taylor	$37,800	$13,015	$15,155		$65,970	4,496	929
Walter C. Teagle III	$87,500	$26,004	$30,310	$957	$144,771	20,833	1,858

(1)	For the assumptions made in determining the grant date fair value of stock and option awards see Note J "Stock-Based Compensation" to the Corporation's 2011 Consolidated Financial Statements.
(2)
The change in pension value represents interest on the benefit frozen as of December 31, 2000 (for additional details see “Retirement Plan” appearing in the “Director Compensation” section of this proxy statement).

(3)
Represents the number of shares of common stock into which the stock awards in the form of RSUs can be converted if certain performance targets are met in 2012 and 2013.  The threshold number of shares is 929 for the Non-executive Chairman and 465 for each non-employee director. For details on target and threshold levels of performance and their impact on the conversion of RSUs see “Compensation Discussion and Analysis” appearing elsewhere in this proxy statement.

The two tables that follow set forth information regarding the grant of plan based awards during 2011 and in January 2012 to non-employee directors.  The awards were granted by the Board on January 25, 2011 and January 24, 2012 based on recommendations by the Compensation Committee.  The awards in both years included RSUs which are reflected in columns (c) and (d).  The awards in 2011 also included NQSOs which are reflected in columns (e) and (f).  With respect to RSUs, column (g) of the 2011 table and column (e) of the 2012 table reflect the grant date fair value of the target future payout which is being recognized as compensation cost, before the effect of estimated forfeitures, over the service period under FASB ASC Topic 718.  The threshold payout is 50% of the target payout.

GRANT OF PLAN BASED AWARDS
YEAR ENDED DECEMBER 31, 2011

		Estimated Future Payouts		All Other
		Under Equity Incentive		Option		Grant
		Plan Awards		Awards:		Date Fair
				Number of	Exercise	Value of
				Securities	or Base	Stock
				Under-	Price of	and
				lying	Option	Option
	Grant	Threshold	Target	Options	Awards	Awards (1)
Name	Date	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Allen E. Busching	1/25/11			1,478	$29.02	$15,155
Allen E. Busching	1/25/11	247	493			$13,015
Paul T. Canarick	1/25/11			1,478	$29.02	$15,155
Paul T. Canarick	1/25/11	247	493			$13,015
Alexander L. Cover	1/25/11			1,478	$29.02	$15,155
Alexander L. Cover	1/25/11	247	493			$13,015
Howard Thomas Hogan Jr., Esq.	1/25/11			1,478	$29.02	$15,155
Howard Thomas Hogan Jr., Esq.	1/25/11	247	493			$13,015
John T. Lane	1/25/11			1,478	$29.02	$15,155
John T. Lane	1/25/11	247	493			$13,015
J. Douglas Maxwell Jr.	1/25/11			1,478	$29.02	$15,155
J. Douglas Maxwell Jr.	1/25/11	247	493			$13,015
Stephen V. Murphy	1/25/11			1,478	$29.02	$15,155
Stephen V. Murphy	1/25/11	247	493			$13,015
Milbrey Rennie Taylor	1/25/11			1,478	$29.02	$15,155
Milbrey Rennie Taylor	1/25/11	247	493			$13,015
Walter C. Teagle III	1/25/11			2,956	$29.02	$30,310
Walter C. Teagle III	1/25/11	493	985			$26,004

(1)	For the assumptions made in determining the grant date fair value of stock and option awards see Note J "Stock-Based Compensation" to the Corporation's 2011 Consolidated Financial Statements.

GRANT OF PLAN BASED AWARDS
JANUARY 2012

		Estimated Future Payouts		Grant
		Under Equity Incentive		Date Fair
		Plan Awards		Value of
				Stock
	Grant	Threshold	Target	Awards (1)
Name	Date	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Allen E. Busching	1/24/12	475	950	$23,019
Paul T. Canarick	1/24/12	475	950	$23,019
Alexander L. Cover	1/24/12	475	950	$23,019
Howard Thomas Hogan Jr., Esq.	1/24/12	475	950	$23,019
John T. Lane	1/24/12	475	950	$23,019
J. Douglas Maxwell Jr.	1/24/12	475	950	$23,019
Stephen V. Murphy	1/24/12	475	950	$23,019
Milbrey Rennie Taylor	1/24/12	475	950	$23,019
Walter C. Teagle III	1/24/12	950	1,900	$46,037

(1)	For the assumptions made in determining the grant date fair value of stock awards see Note J "Stock-Based Compensation" to the Corporation's 2011 Consolidated Financial Statements.

MANAGEMENT

The following tables contain information about the executive officers of the Corporation and the Bank.

			Term of	Officer
Executive Officers of the Corporation	Age	Present Capacity	Office	Since
Michael N. Vittorio	59	Director, President and Chief Executive Officer	3 yrs.	2002
Sallyanne K. Ballweg	56	Senior Vice President & Secretary	2 yrs.	2007
Mark D. Curtis	57	Senior Vice President and Treasurer	2 yrs.	1997
Brian J. Keeney	63	Senior Vice President	1.5 yrs.	2000
Richard Kick	54	Senior Vice President	1.5 yrs.	1991
Donald L. Manfredonia	60	Senior Vice President	1.5 yrs.	1987

			Term of	Officer
Executive Officers of the Bank	Age	Present Capacity	Office	Since
Michael N. Vittorio	59	Director, President and Chief Executive Officer	1 yr.	2002
Sallyanne K. Ballweg	56	Senior Executive Vice President	1 yr.	2007
Mark D. Curtis	57	Executive Vice President, Chief Financial Officer and Cashier	1 yr.	1997
Brian J. Keeney	63	Executive Vice President	1 yr.	2000
Richard Kick	54	Executive Vice President	1 yr.	1991
Donald L. Manfredonia	60	Executive Vice President	1 yr.	1982

Ms. Ballweg joined the Corporation and the Bank on December 31, 2007 as Senior Vice President of the Corporation and Senior Executive Vice President of the bank.  From 1978 through August 2007, Ms. Ballweg was employed at JPMorgan Chase, most recently as Senior Vice President responsible for managing Chase's middle market business in Queens County, New York. Previously, Ms. Ballweg was a Vice President and Team Leader responsible for Chase’s middle market business on Long Island.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

At the Annual Meeting of Stockholders held on April 20, 2011, the stockholders of The First of Long Island Corporation voted, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation paid to the Company’s named executive officers (commonly referred to as “Say-on-Pay”) should be every year.

The Board of Directors believes that an annual stockholder vote on the compensation paid to the Company’s named executive officers represents best practice and will provide the Board with current information on stockholder sentiment about our executive compensation program and enable the Board to respond timely, when deemed appropriate, to stockholder concerns about the program.

The compensation paid to our named executive officers is disclosed in this proxy statement in the sections entitled “Compensation Committee Report,” “Compensation Discussion and Analysis,” “Compensation of Executive Officers,” “Compensation Pursuant to Plans” and “Employment Contracts.” We believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.  Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in its proxy statement for the April 17, 2012 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the approval of the compensation paid to the Company’s named executive officers.  The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors.  The vote will not be construed to overrule any decision by the Company or the Board of Directors; to create or imply any change to the fiduciary duties of the Company or the Board of Directors; or to create or imply any additional fiduciary duties for the Company or the Board of Directors.  However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that shareholders vote FOR the proposal to approve the compensation paid to the Company’s named executive officers.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Allen E. Busching
Howard Thomas Hogan Jr.
Stephen V. Murphy
Walter C. Teagle III

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of the compensation awarded to, earned by, or paid to the named executive officers.  The discussion explains all the material elements of the Corporation’s compensation of the named executive officers.  It should be read in conjunction with the other executive compensation disclosures that appear elsewhere in this proxy statement.

Guiding Principles

In designing and maintaining a compensation program for the Corporation’s executive officers, the Compensation Committee adheres to the following guiding principles:

1.	The compensation program should be principles-based, employ best practices in executive compensation, and consider all relevant regulatory guidance regarding sound incentive compensation policies.
2.
The compensation program should be designed and supervised by the Compensation Committee with the assistance of compensation consultants, legal counsel and other advisors who have significant experience in risk management, compensation practices and legal matters in the financial services industry.

3.
The Compensation Committee should consist entirely of independent directors and operate under a charter adopted by the Board of Directors that clearly defines its duties and responsibilities. Significant approvals by the Compensation Committee regarding the provisions of the executive compensation program and awards thereunder should be ratified by the full Board of Directors.

4.
Compensation awarded under the program should be directly tied to corporate performance and thereby closely aligned with the interests of shareholders.  The corporate performance levels necessary to earn threshold, target and maximum cash incentive and equity awards should be based on the Corporation’s strategic plan and determined by the Compensation Committee working in conjunction with the Strategic Planning Committee.

5.
The compensation program should enable the Corporation to attract and retain highly skilled professionals in each necessary discipline (i.e. executive, financial, lending, operations, risk management).

6.
Compensation paid should be appropriately balanced between short and long-term components.  The short-term components should consist of base salary and cash incentive compensation and the long-term component should be equity awards that vest over a period of time.

7.
The competitiveness of total direct compensation which consists of cash and equity should be tested regularly by a comparison to: (1) a group of peer banks selected by the Compensation Committee that are similar in size and scope to the Corporation; and (2) amounts published in compensation surveys for the banking industry conducted by nationally recognized compensation consulting firms.

8.	The compensation program should achieve internal equity among the Corporation’s executive officers.
9.	Retirement benefits should be market competitive and evaluated based on the amount of the executive’s income replaced in retirement.
10.
Payments upon a change in control or termination should be market competitive, reasonable in amount and designed to insure that the executive officers of the Bank are not significantly harmed nor unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s shareholders.

11.
The Compensation Committee should identify those employees, whether they be executive officers or otherwise, who could potentially expose the Corporation to material amounts of risk.  The compensation of such employees should be designed to discourage imprudent risk taking and contain maximum incentive amounts that do not represent windfalls.

12.	Clawbacks should be utilized within the compensation program when deemed appropriate.
13.
The CEO’s goals should be established under the guidance of the Compensation Committee, and the goals set by the CEO for the Corporation’s other executive officers should be ratified by the Compensation Committee.

Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain the talent necessary to safely and successfully operate and grow the Bank.

What the Executive Compensation Program is Designed to Reward

Certain elements of the executive compensation program are intended to reward current performance while others are intended to provide an incentive for continued employment and future performance.

Elements of Executive Compensation

The executive compensation program consists of three basic components: (1) cash, consisting of base salary and incentive compensation; (2) equity awards consisting of NQSOs and RSUs of equal value through the January 2011 grant and solely RSUs beginning with the January 2012 grant; and (3) other noncash compensation. The combined target for cash incentive compensation and equity awards is 75% of base salary for the CEO and 70% of base salary for the Corporation’s other executive officers.  Forty-five percent of the combined target is allocated to cash incentive compensation and the remaining 55% is allocated to equity awards.

Cash Compensation.  The cash components of the executive compensation program are base salary and short-term incentive compensation. Base salary for the Chief Executive Officer is reviewed by the Compensation Committee on an annual basis.  The Compensation Committee also reviews annually the base salary recommendations made by the Chief Executive Officer for the Company’s other executives.  Each executive officer does not necessarily receive an increase in base pay each year.  In reviewing each executive officer’s base salary, the Compensation Committee considers the amounts paid by peer banks and amounts set forth in compensation surveys performed by nationally recognized compensation consulting firms.  The Committee also considers a variety of additional factors, which include the following:

•	The executive officer’s experience and tenure in his or her current position;
•	The executive officer’s scope of responsibilities;
•	The executive officer’s compensation relative to the Company’s other executive officers;
•	The executive officer’s recent and expected future performance, particularly the executive officer’s contributions to corporate performance;
•	The Company’s recent and expected future overall performance; and
•	The Company’s overall budget for base salary increases.

Cash incentive compensation is generally paid to executive officers in the early part of the year based on performance for the year just past.  Incentive compensation for the CEO, CFO and Senior EVP is based on the Corporation’s performance for the past year as measured by net income, ROA and bank safety. Net income is assigned a 50% weight, ROA is assigned a 35% weight and bank safety is assigned a 15% weight.  Performance with respect to bank safety will be assessed by the Compensation Committee based on a variety of factors and assigned a rating of “exceeds standards,” “meets standards,” or “needs improvement.”  Cash incentive compensation for the Corporation’s other named executive officers is based on a combination of corporate and personal performance, with corporate performance weighted 80% and personal performance weighted 20%.  Personal performance is measured by the achievement of goals, both monetary and nonmonetary, assigned by the CEO.  Cash incentive compensation for all executive officers can be increased or decreased at the discretion of the Compensation Committee.

For cash incentive compensation to be awarded on account of corporate performance, such performance must fall within a predetermined range selected by the Compensation Committee.  The range consists of a threshold level, or minimum performance level necessary to earn a cash incentive and below which no cash incentive is paid; a maximum level, or performance level necessary to earn the maximum cash incentive and beyond which no additional cash incentive can be earned; and a target level, or performance level necessary to earn the target cash incentive. For any given year, the Committee determines the target level of performance for net income and ROA after considering, among other things, the level for each such metric set forth for that year in the Corporation’s strategic plan.  The difference between the target level of performance and the threshold level of performance for net income and ROA has been based on the difference between the normalized performance of banks in the 50th percentile and the 25th percentile of the Corporation’s peer group, while the difference between the target level of performance and the maximum level of performance has been based on the difference between the normalized performance of banks in the 50th percentile and the 75th percentile of the Corporation’s peer group.  From the standpoint of bank safety, a rating of “meets standards” is the target level of performance and results in the target cash incentive being paid with respect to this metric, a rating of “exceeds standards” is the maximum level of performance and results in twice the target cash incentive being paid with respect to this metric and a rating of “needs improvement” is the threshold level of performance and results in no cash incentive being paid with respect to this metric.   For cash incentive compensation to be awarded on account of personal performance, the executive officer must successfully achieve personal goals, such as growth in demand deposit balances, growth in revenue for a particular product line or the successful introduction and implementation of a new product.  Such goals are designed to drive, either directly or indirectly, the Corporation’s current and/or future performance.

If the Corporation achieves the target levels for net income, ROA and bank safety: (1) the CEO receives cash incentive compensation equal to 33.8% of his base salary; (2) the CFO and Senior EVP each receive cash incentive compensation equal to 31.5% of their base salaries; and (3) provided that they achieve the target levels of personal performance set forth for them in all goals assigned by the CEO, the other named executive officers each receive cash incentive compensation equal to 31.5% of their base salaries.  If the Corporation achieves the maximum levels for net income, ROA and bank safety: (1) the CEO receives cash incentive compensation equal to 53.2% of his base salary; (2) the CFO and Senior EVP each receive cash incentive compensation equal to 49.6% of their base salaries; and (3) provided that they achieve the maximum levels of personal performance set forth for them in all goals assigned by the CEO, the other named executive officers each receive cash incentive compensation equal to 49.1% of their base salaries.  Conversely, if the Corporation just achieves the threshold levels for net income ROA and bank safety: (1) the CEO receives cash incentive compensation equal to 14.3% of his base salary; (2) the CFO and Senior EVP each receive cash incentive compensation equal to 13.4% of their base salaries; and (3) provided that they just achieve the threshold levels of performance set forth for them in all the personal goals assigned by the CEO, the other named executive officers each receive cash incentive compensation equal to 12.6% of their base salaries.

Net income and ROA performance greater than the threshold level but less than the maximum level will result in cash incentive compensation based on corporate performance proportionately greater than the minimum cash incentive compensation but less than the maximum cash incentive compensation.  If less than the threshold level of net income and ROA are achieved and bank safety is rated “needs improvement” by the Compensation Committee, neither the CEO nor the other named executive officers will receive a cash incentive on account of corporate performance.  For determining 2011 cash incentive compensation, the threshold level of net income and ROA was $15.7 million and .86%, respectively; the target level of net income and ROA was $20.9 million and 1.14%, respectively; and the maximum level of net income and ROA was $36.6 million and 1.71%, respectively.  The actual levels achieved for 2011 and used to determine the cash incentive compensation reflected in column (g) of the Summary Compensation Table were net income of $19.5 million, ROA of 1.05% and a bank safety rating of “meets standards.”

In the future the Compensation Committee may use different metrics to measure corporate performance such as earnings per share and return on average stockholders’ equity.

Equity Awards.  The equity component of executive officer compensation has consisted of nonqualified stock options (“NQSOs”) and restricted stock units (“RSUs”) of equal value.  Beginning with the January 2012 grant, equity compensation for executive officers will consist solely of RSUs. Equity awards are generally made to executive officers in the early part of the year based on performance for the year just past.  Corporate performance for purposes of determining equity awards is measured with the same metrics used to determine cash incentive compensation, namely net income, ROA and bank safety.  The weight assigned to each metric as well as the threshold, target and maximum levels for each are the same as those used for determining cash incentive compensation.

If the Corporation achieves the target levels of net income, ROA and bank safety: (1) the CEO receives equity compensation equal to 41.25% of his base salary; and (2) the other named executive officers each receive equity compensation equal to 38.5% of their base salaries.  If the Corporation achieves the maximum levels for net income, ROA and bank safety: (1) the CEO receives equity compensation equal to 65% of his base salary; and (2) the other named executive officers each receive equity compensation equal to 60.6% of their base salaries.  Conversely, if the Corporation just achieves the threshold levels for net income, ROA and bank safety: (1) the CEO receives equity compensation equal to 17.5% of his base salary; and (2) the other named executive officers each receive equity compensation equal to 16.4% of their base salaries.

For the purpose of determining the number of units of equity awarded, the grant date fair value of one RSU is equal to the Corporation’s closing stock price on the date of grant and the grant date fair value of one NQSO is equal to one third (1/3) of the closing stock price.

The 2011 equity awards reflected in columns (f) through (j) of the Grant of Plan Based Awards Table for executive officers were based on actual net income and ROA for 2010 of $18.4 million and 1.11%, respectively, and a bank safety rating assigned by the Compensation Committee of “meets standards.”  The threshold level of net income, ROA and bank safety for 2010 was $12.5 million, .79% and “needs improvement”, respectively, the target level of net income, ROA and bank safety was $16.6 million, 1.05% and “meets standards,” respectively, and the maximum level of net income, ROA and bank safety was $29.1 million, 1.58% and “exceeds standards”, respectively.  The equity awards granted in January 2012 and reflected in columns (f), (g) and (j) of the Grant of Plan Based Awards Table for executive officers were based on actual net income, ROA and bank safety for 2011 of $19.5 million, 1.05% and “meets standards”, respectively. The threshold level of net income, ROA and bank safety for 2011 was $15.7 million, .85% and “needs improvement”, respectively, the target level of net income, ROA and bank safety was $20.9 million, 1.14% and “meets standards,” respectively, and the maximum level of net income, ROA and bank safety was $36.6 million, 1.71% and “exceeds standards”, respectively.

NQSOs will generally vest ratably over five (5) years and RSUs may be convertible into shares of common stock after three (3) years.  Vesting of both NQSOs and RSUs may be subject to acceleration in the event of a change in control, death, total and permanent disability or retirement.  All RSUs granted to date have a clawback feature in that the ability to convert them into shares of common stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year of the three calendar year period beginning with the year in which the RSUs were awarded.  Corporate performance for purposes of converting RSUs will be assessed based on net income and ROA.  For all outstanding RSUs, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of common stock and performance at or above the target level will result in a conversion ratio of one RSU for one share of common stock.  Performance greater than the threshold level but less than the target level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of common stock but less than one RSU for one share of common stock.  If net income and ROA fall below the threshold level, the RSUs will expire and not be convertible into shares of the Corporation’s common stock.

Other Noncash Compensation.  Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (the “Pension Plan”) and 401(k) plan; (2) supplemental executive retirement benefits paid under the Bank’s Supplemental Executive Retirement Plan (“SERP”); and (3) fringe benefits not available to the general employee population of the Bank.

The only participant in the SERP, which is described in detail elsewhere in this proxy statement, is the CEO.  Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and country clubs.  As of December 31, 2011, all of the Bank’s executive officers have use of a company automobile and the Bank’s CEO and Senior EVP have country club memberships.

The Compensation Committee periodically evaluates the competitiveness of the Corporation’s retirement benefits for executive officers and all other employees on the basis of the percentage of employment income replaced by such benefits in retirement versus the percentage replaced by the programs of its peers.  Gains from prior equity awards have not been specifically considered in setting retirement benefits.

Why We Choose To Pay Each Element of Executive Compensation

The Compensation Committee believes that base salary for an executive officer should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Company.

The Compensation Committee has included annual cash incentive compensation in the executive compensation program as a means to incent executive officers to maximize corporate performance through, among other things, the achievement of corporate goals set forth in the Corporation’s strategic plan.  Longer-term components of compensation, which include awards under the Corporation’s stock-based compensation program and retirement benefits provided by the Corporation’s pension, 401(k), and SERP plans are provided to encourage executive officers to maintain their employment with the Corporation and maximize long-term corporate performance.   The purpose of the SERP is to provide executive officers selected by the Compensation Committee with the additional pension and 401(k) benefits, if any, that they would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax qualified retirement plans.  Country club memberships are provided to certain executive officers to aid them in developing and retaining business.  Business automobiles are generally provided to executive officers as a competitive perquisite and as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Bank.

How We Determine The Amount To Pay For Each Element of Executive Compensation

The total compensation paid by the Corporation to each of its executive officers is based on a variety of factors including: (1) the Company’s recent and expected future overall financial performance; (2) current economic conditions and the effect thereof on the Company’s performance and that of its peers; (3) the executive officer’s experience and tenure in his or her current position, years of service with the Bank, scope of responsibilities, leadership ability, compensation relative to the Company’s other executive officers, recent and expected future performance, and contributions to corporate performance; (4) a comparison of total compensation and each element of compensation paid to the executive to compensation amounts paid by peer banks to executives with similar roles and compensation amounts set forth in published industry surveys for executives with similar roles; and (5) the most recent shareholder advisory vote on executive compensation.  As previously discussed, comparative compensation studies are performed and updated on a periodic basis by an independent compensation consulting firm engaged by and working under the direction of the Corporation’s Compensation Committee.  For the studies performed in 2010 and 2009 by PM&P, the comparative peer group included seventeen (17) and sixteen (16) publicly-held banks, respectively, located in New York, New Jersey and the Philadelphia, PA area.  The peer banks were similar in size and scope to the Bank, with total assets ranging from approximately $857 million to $3.0 billion for the 2010 study and $734 million to $2.2 billion for the 2009 study.  This compares to total assets for the Bank of approximately $2.0 billion at year-end 2011 and $1.7 billion at year-end 2010 and 2009.

The Compensation Committee currently believes that total compensation for executive officers should be market competitive, which on a normalized basis should be in the range of 85% to 115% of the market median.  The market median is calculated using compensation data for the comparative peer group and compensation data from published industry surveys.  Specific pay positioning for each executive within the market competitive range varies, and for some executives may actually fall outside the range, based on, among other things, the factors set forth in items (1), (2) and (3) of the preceding paragraph.

Utilizing the most recent available information, the 2010 PM&P study compared base salary, total cash compensation (salary and bonus) and direct compensation (total cash compensation plus equity awards) for the Company’s CEO to the market median.  In doing this comparison, PM&P found that the CEO’s base salary was 1% below the market median and that total cash compensation and direct compensation were 7% and 22%, respectively, above the market median.   PM&P commented that being above the market median is supported by the strong short and long-term financial performance of the Company relative to its peers.

The 2009 PM&P study compared base salary, total cash compensation and direct compensation for the Company’s named executive officers to the market median.  In doing this comparison, PM&P found that base salaries for the named executive officers ranged from 8% below the market median to 11% above the market median.  The variance from the market median for the Company’s highest to lowest paid named executive officer was -1%, -8%, +2%, +9% and +11%.  PM&P also found that total cash compensation for the named executives ranged from 12% to 25% above the market median.  The variance from the market median for the Company’s highest to lowest paid named executive officer was +18%, +12%, +22%, +22% and +25%.  PM&P commented that the above market median payouts were reflective of the Company’s strong performance versus weak performance by a number of its peers.  With respect to direct compensation, PM&P found for selected officers, namely the CEO, CFO and Senior Lending Officer, that compensation varied from the market median by +43%, +52%, and +39%, respectively.  PM&P again commented that the above market amounts are reflective of the Company’s strong performance versus the weak performance by a number of its peers.

The 2009 PM&P study also examined the Company’s targets for executive cash incentive compensation and equity awards, and commented that the cash bonus targets were market competitive and the target for equity awards was slightly higher than typical market practice.  PM&P pointed out that a slightly higher target for equity awards was justified since the Company’s grants are strongly aligned with performance and, with respect to RSUs, have vesting that requires sustained performance.

The Compensation Committee has considered the most recent shareholder say-on-pay advisory vote in reviewing the Corporation’s executive compensation policies and decisions.  In light of the support of our shareholders, the Compensation Committee concluded that no major revisions were necessary to our executive compensation program.

Termination and Change in Control Payments

Each of the named executive officers has an employment agreement with the Corporation that provides for severance compensation in the event of an involuntary termination of employment or resignation of employment following a change in control.  These provisions are designed to insure that the executive officers of the Bank are not significantly harmed or unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s shareholders.  In determining the severance arrangement for the CEO and each of the other named executive officers, the Compensation Committee considered the severance arrangements offered by peer banks to their CEOs and other named executive officers.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

Effective January 1, 2006, the date the Corporation adopted Statement of Financial Accounting Standards No. 123(R), the Compensation Committee began granting NQSOs as opposed to incentive stock options (“ISOs”) as had been granted in the past.  NQSOs are advantageous from the Corporation’s standpoint because, unlike ISOs, the Corporation can record a book tax benefit for the compensation cost recognized for financial statement reporting purposes under SFAS No. 123(R) and receives a tax benefit upon the exercise of in-the-money options.  Beginning in 2007, the Compensation Committee added RSUs as a component of stock-based compensation and, beginning in 2012, is solely utilizing RSUs rather than a combination of NQSOs and RSUs for equity compensation purposes.  RSUs are also advantageous from the Corporation’s standpoint because, like NQSOs, the Corporation can record a book tax benefit for the compensation cost recognized for financial statement reporting purposes and receives a tax benefit upon the vesting of RSUs.

Role of Executive Officers In Determining Executive Compensation

The proposed compensation of executive officers is determined by the Compensation Committee, periodically working in conjunction with compensation consultants, and then recommended to the Board.  From time to time, certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations.  However, these officers do not have a significant policy-making role with respect to determining the amount or form of executive compensation.

Compensation Policies and Practices As They Relate To Risk Management

The Corporation has a written incentive-based compensation policy which sets forth governance roles for the Compensation Committee, senior management and the Corporation’s internal auditors.  The policy is reviewed each year by the Compensation Committee, modified if deemed appropriate and approved.  The purpose of the policy is to insure that the Corporation’s incentive-based compensation arrangements, or any feature of any such arrangement, does not encourage executive officers, employees, directors or principal shareholders to: (1) expose the Corporation to inappropriate risks by providing such persons with excessive compensation, fees or benefits; or (2) take inappropriate risks that could lead to material financial loss to the corporation.  Pursuant to this policy, the Corporation’s incentive-based compensation arrangements are required to: (1) balance risk and financial rewards, through such things as risk adjustments of awards, deferral of payments, longer performance periods and/or reduced sensitivity to short-term performance; (2) be compatible with effective controls and risk management; and (3) be supported by strong corporate governance, including active and effective oversight by the Compensation Committee.  The Compensation Committee has determined that the Company’s compensation policies and practices for its employees, including non-executive officers, are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Included in the Summary Compensation Table that follows is information with respect to the aggregate compensation paid or accrued during each of the three years in the period ended December 31, 2011 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank who received total compensation, excluding that reported in column (h) of the Summary Compensation Table, of more than $100,000 for services rendered to the Corporation or the Bank.  All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements.  All of the listed officers are also officers of the Corporation but received salaries only from the Bank.  No compensation for their employment other than stock options and RSUs was received from the Corporation.

SUMMARY COMPENSATION TABLE
YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

				Grant	Grant
				Date	Date	Non-
				Fair	Fair	Equity		All
				Value of	Value of	Incentive	Change	Other
				Stock	Option	Plan	in	Compen-
		Base		Awards	Awards	Compen-	Pension	sation
Name and Principal		Salary	Bonus	(1)	(1)	sation (2)	Value	(3)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael N. Vittorio	2011	$450,000		$83,582	$97,840	$141,793	$151,662	$61,962	$986,839
President, CEO	2010	$422,000	$10,000	$62,624	$75,560	$150,354	$132,416	$61,688	$914,642
and Director	2009	$407,000		$73,028	$84,172	$143,590	$111,731	$53,112	$872,633

Sallyanne K. Ballweg	2011	$254,000	$6,000	$45,487	$53,230	$74,699	$33,738	$9,728	$476,882
Senior Vice President	2010	$243,500		$35,850	$43,258	$81,804	$28,445	$9,115	$441,972
& Secretary	2009	$230,500		$40,722	$46,942	$70,459	$22,798	$8,178	$419,599

Mark D. Curtis	2011	$233,700	$5,000	$41,818	$48,946	$68,729	$97,624	$9,565	$505,382
Senior Vice President	2010	$226,200	$5,000	$33,717	$40,692	$75,220	$78,228	$9,484	$468,541
and Treasurer	2009	$215,450		$38,573	$44,458	$66,286	$71,420	$9,497	$445,684

Donald L. Manfredonia	2011	$220,000		$40,682	$47,607	$64,539	$179,726	$10,061	$562,615
Senior Vice President	2010	$220,000		$33,082	$39,916	$68,790	$146,324	$8,718	$516,830
	2009	$215,000		$40,256	$46,405	$67,532	$144,574	$10,166	$523,933

Richard Kick	2011	$223,100	$5,000	$39,943	$46,762	$63,958	$113,545	$9,348	$501,656
Senior Vice President	2010	$216,100		$32,628	$39,378	$71,307	$84,882	$9,455	$453,750
	2009	$212,100		$38,187	$44,029	$56,867	$77,623	$10,166	$438,972

(1)
The values shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For the assumptions made in determining the grant date fair value of stock and option awards see Note J "Stock-Based Compensation" to the Corporation's 2011 Consolidated Financial Statements.

(2)	The amounts shown for each year represent cash incentive compensation paid on account of performance for that year but paid subsequent to the close of the year.
(3)
The components of the 2011 amounts shown in the “All Other Compensation Column” are set forth in the table that follows.  The 401(k) SERP contributions shown in the table are also reported in the “Nonqualified Deferred Compensation Table” appearing elsewhere in this proxy statement.  The “All Other Compensation” column does not include the incremental cost to the Corporation of providing the named executive officers with group life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all employees.

ALL OTHER COMPENSATION TABLE
YEAR ENDED DECEMBER 31, 2011

			Tax Gross
			Up on
	Perquisites and Other		SERP
	Personal Benefits		Contri-
	Personal	Personal	butions
	Use of	Use of	and Tax	401(k)	401(k)	Total
	Business	Country	Reimburse-	Matching	SERP	All Other
Name	Auto	Club	ments	Contributions	Contributions	Compensation
Michael N. Vittorio	$823	$419	$53,370	$7,350	$6,150	$68,112
Sallyanne K. Ballweg	$835	$1,543		$7,350		$9,728
Mark D. Curtis	$2,554			$7,011		$9,565
Donald L. Manfredonia	$3,461			$6,600		$10,061
Richard Kick	$2,655			$6,693		$9,348

The Compensation Committee: (1) recognizes that currently paid out compensation, consisting almost entirely of base salary and cash incentive compensation, comprises the most significant portion of each executive officer’s compensation; and (2) believes that each executive officer’s total compensation is appropriately balanced between currently paid out and deferred compensation, with deferred compensation consisting mostly of equity awards that vest over time and retirement benefits provided under the Corporation’s 401(k), Pension and SERP plans.

COMPENSATION PURSUANT TO PLANS

Pension Plan

The Bank is a participant in the New York State Bankers Retirement System Pension Plan, a tax-qualified defined benefit pension plan, and maintains the related SERP described hereinafter.  For each of the named executive officers, the following table sets forth the present value of accumulated benefits under the Pension Plan as of December 31, 2011 and the SERP as of September 30, 2011 and the number of years of credited service through December 31, 2011.

PENSION BENEFITS

		Number	Present
		of Years	Value of
		of Credited	Accumulated
		Service	Benefit (1)
Name	Plan Name	(#)	($)
(a)	(b)	(c)	(d)
Michael N. Vittorio	a) Tax Qualified Defined Benefit Pension Plan	8.42	$274,584
	b) Supplemental Executive Retirement Plan	8.42	$374,336
Sallyanne K. Ballweg	Tax Qualified Defined Benefit Pension Plan	3.00	$84,981
Mark D. Curtis	Tax Qualified Defined Benefit Pension Plan	14.00	$529,828
Donald L. Manfredonia	Tax Qualified Defined Benefit Pension Plan	28.08	$1,222,153
Richard Kick	Tax Qualified Defined Benefit Pension Plan	19.75	$626,624

(1)
The significant actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note K to the Corporation’s 2011 consolidated financial statements.  With respect to the SERP, the average yield on the thirty (30) year U.S. Treasury Bond for the month preceding the valuation date of 3.18% was used as the discount rate to determine the present value of the accumulated benefit.  Such yield is believed to be a reasonable proxy for the rate implicit in a single life annuity that could be purchased from an insurance company to settle the Corporation’s obligation upon retirement under the SERP.

The Pension Plan covers employees who are over 21 years of age and have been employed by the Bank for more than one year.  The normal retirement age is 65.  For benefits earned through February 28, 2011, early retirement with an unreduced benefit is available at age 62, provided that at least 10 years of vesting service have been completed by age 62 and employment by the Bank began at age 55 or prior.  Early retirement with a reduced benefit is available beginning at age 55.  For benefits earned through February 28, 2011, the reduction is equal to 3% per year for each year that early retirement precedes age 65, or age 62 provided that at least 10 years of vesting service have been completed by age 62 and employment began at age 55 or prior.  For benefits earned after February 28, 2011, the reduction is based on actuarial equivalence.

Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity.  Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months.  All participants, whether with or without a spouse, may elect optional forms of benefit payments.  For all participants, the annuity benefit is an amount equal to the sum of: (1) the participant’s Average Annual Compensation multiplied by the product of 1.75 percent and the participant’s credited years of service through February 28, 2011; plus (2) the participant’s Average Annual Compensation multiplied by the product of 1.50 percent and the participant’s credited years of service after February 28, 2011, with total credited years of service under clauses “1” and “2” limited to a maximum of 35 years; plus (3) 1.25 percent of Average Annual Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years); and less (4) the product of .49 percent of the participant’s Final Average Annual Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years.  The .49 percent represents the minimum Social Security offset to the pension benefit.  Average Annual Compensation, Final Average Compensation, Covered Compensation and Benefit Service are all as defined in the Pension Plan.

The Bank makes annual payments to a trust fund, computed on an actuarial basis, to fund benefits under the Pension Plan.  Contributions of $4,201,000 and $3,742,000 were made for the plan years ending September 30, 2011 and 2010, respectively.  Employees also make contributions of 2 percent of their compensation. An employee becomes fully vested after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or, for employees hired before February 28, 2011, upon attainment of age 55.

The elements of compensation used to determine benefits paid under both the Pension Plan and SERP include base salary, commissions, cash incentive compensation, taxable fringe benefits, reimbursements and expense allowances, but exclude employer contributions to the 401(k) plan, amounts realized from the exercise of nonqualified stock options, amounts realized from the conversion of restricted stock units into shares of stock which are freely transferable and amounts realized from the sale, exchange or other disposition of stock.  Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan.  For SERP participants, any benefits which may be above the limits under these sections would be payable under the SERP.

Ms. Ballweg and Messrs. Curtis, Keeney, Manfredonia, and Vittorio have each attained age 55 and are therefore eligible for early retirement under the Pension Plan.  Since Messrs. Curtis and Manfredonia each have ten (10) years of vesting service, if they were to elect early retirement, their accrued benefit under the Pension Plan would be reduced: (1) with respect to service rendered prior to March 1, 2011, by three percent (3%) per year for each year, if any, that they elect to have their pension benefit commence before the attainment of age 62; and (2) with respect to service rendered after February 28, 2011, by actuarial equivalence for each year that they elect to have their pension benefit commence before the attainment of age 65.  Mr. Vittorio and Ms. Ballweg each have less than ten (10) years of vesting service.  If they were to elect early retirement before completing ten (10) years of vesting service, their accrued benefit under the Pension Plan would be reduced: (1) with respect to service rendered prior to March 1, 2011, by three percent (3%) per year for each year, if any, that they elect to have their pension benefit commence before the attainment of age 65; and (2) with respect to service rendered after February 28, 2011, by actuarial equivalence for each year that they elect to have their pension benefit commence before the attainment of age 65.

Supplemental Executive Retirement Plan

On August 3, 1995, the Corporation adopted The First National Bank of Long Island Supplemental Executive Retirement Plan.  The SERP provides the additional benefits, if any, that would have been provided under the Pension Plan and 401(k) plan in the absence of Internal Revenue Code limitations for qualified plans.  The benefits are provided for employees designated by the Compensation Committee of the Board of Directors.  Mr. Vittorio is the only participant in the SERP as of December 31, 2011.

 Supplemental pension and 401(k) plan contributions, if any, under the SERP are made to a "secular trust" for the benefit of the participant(s).  Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank.  Accordingly, the contributions are taxable to the participant(s) and deductible by the Bank when made.  Supplemental retirement plan contributions for the participant(s) are made in an amount estimated to be sufficient to fund future benefits after withholding taxes on the contribution amount.  Trust income is also taxable to the participant(s).  The Bank pays the participant(s) an amount that, after taxes on this amount are withheld, will be sufficient for the participant(s) to pay taxes on the trust income.

The following Nonqualified Deferred Compensation Table sets forth information as of and for the year ended December 31, 2011 for Mr. Vittorio with respect to the 401(k) SERP.  The other named executive officers are not participants in the SERP.  The amount reported in the “Registrant Contributions” column of the table (column (b)) are also included in column (i) of the “Summary Compensation Table” appearing elsewhere in this proxy statement.

NONQUALIFIED DEFERRED COMPENSATION
YEAR ENDED DECEMBER 31, 2011

Aggregate Balance
	Registrant Contributions	Aggregate Earnings in	at Last Fiscal
	in Last Fiscal Year	Last Fiscal Year	Year End
Name	($)	($)	($)
(a)	(b)	(c)	(d)
Michael N. Vittorio	$6,150	$877	$42,510

401(k) Plan

The Bank has a 401(k) plan.  Employees are eligible to participate provided they are at least 18 years of age. The Bank may, at its sole discretion, make matching contributions to each participant's account based on the amount of the participant's tax deferred contributions. Eligibility for employer matching contributions, if any, occurs after completing twelve (12) consecutive months of Eligibility Service, as defined, in which the participant worked a minimum of 1,000 hours.  The sum of employee elective contributions and employer matching contributions plus any other additions to a participant’s account currently cannot exceed the lesser of $49,000 or 100% of the participant’s compensation.  Participants are fully vested in their elective contributions and, after five years of participation in the 401(k) plan, are fully vested (20% vesting per year) in the matching contributions, if any, made by the Bank.  Matching contributions were approximately $319,000, $306,000 and $325,000 for 2011, 2010 and 2009, respectively.

Participants in the 401(k) plan will receive benefits generally upon attainment of age 65.  However, the 401(k) plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances.  The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan.  The 401(k) matching contributions for 2011 made to the account of each named executive officer are set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

Stock Compensation Plans

The Corporation has two share-based compensation plans.  The 1996 Stock Option and Appreciation Rights Plan (the “1996 Plan”), which expired on January 15, 2006, permitted the granting of stock options, with or without stock appreciation rights attached, and stand alone stock appreciation rights to employees and non-employee directors for up to 1,080,000 shares of common stock.  The number of stock options and stock appreciation rights that could have been granted under the 1996 Plan to any one person in any one fiscal year was limited to 50,000.  Each option granted under the 1996 Plan was granted at a price equal to the fair market value of one share of the Corporation’s stock on the date of grant.  Options granted under the 1996 Plan on or before December 31, 2000 became exercisable in whole or in part commencing six months from the date of grant and ending ten years after the date of grant.  Options granted under the 1996 Plan in January 2005 became exercisable in whole or in part commencing ninety days from the date of grant and ending ten years after the date of grant.  By the terms of their grant, all other options under the 1996 Plan were granted with a three year vesting period and a ten year expiration date.

The 2006 Stock Compensation Plan (the “2006 Plan”) was approved by the Corporation’s shareholders on April 18, 2006 as a successor to the 1996 Plan.  All capitalized terms in the discussion that follows are defined in the 2006 Plan.

The 2006 Plan is intended to provide a method whereby certain Key Employees and Directors of the Corporation and its subsidiaries who are largely responsible for the management, growth and protection of the business, may acquire the Corporation’s Common Stock, thereby increasing their proprietary interest in the business, providing them with greater incentive for continued employment, and promoting the interests of the Corporation and its stockholders.  The Plan is further intended to provide flexibility to the Corporation in its ability to attract, motivate, and retain the services of such Key Employees and Directors.

The maximum number of shares of Common Stock of the Corporation which are subject to Awards under the 2006 Plan is 600,000.  No grantee may, during any fiscal year of the Corporation, receive awards under the 2006 Plan which, in the aggregate, exceed 70,000 shares.  If any outstanding Award under the 2006 Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such Award, including Shares of Restricted Stock and Restricted Stock Units which did not vest to the Grantee, may again be made subject to an Award under the Plan.

The 2006 Plan is administered by the Compensation Committee of the Board of Directors.  Subject to review by the Board of Directors, the Committee is vested with full authority to interpret the provisions of the 2006 Plan and adopt such rules, regulations and guidelines as it deems necessary or desirable to administer the 2006 Plan.  The Corporation may grant to Directors and Key Employees from time to time during the term of the 2006 Plan one or more of the following: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.  No consideration will be received by the Corporation or the Bank for the granting of Awards under the 2006 Plan.  Each Award granted by the Compensation Committee shall be evidenced by an Award Agreement.  Subject to the applicable provisions of the Code, the terms, provisions, and conditions of the 2006 Plan, and review by the Corporation’s Board of Directors, the Compensation Committee shall have exclusive jurisdiction to determine: (i) the individuals to whom Awards shall be granted and the type of each such Award (it being understood that more than one Award may be granted to the same person); (ii) the number of shares subject to each Award; (iii) the date or dates when the Awards will be granted; (iv) the exercise price of the shares subject to each Option or Stock Appreciation Right; (v) the time periods during which each Option or Stock Appreciation Right may be exercised including, but not limited to the time periods applicable in the event of the death, Retirement or Total and Permanent Disability of a Grantee; (vi) whether or not an Option constitutes an Incentive Stock Option; and (vii) the Period of Restriction applicable to an Award.  Pursuant to Section 8.1 of the 2006 Plan, the Compensation Committee may not modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the 2006 Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor.

Generally, the Board may at any time terminate, amend, modify, or suspend the 2006 Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which: (a) increases the maximum number of shares as to which Awards may be granted under the Plan; (b) alters the method by which the Option price or Appreciation Right value is determined; (c) extends any Option or Appreciation Right for a period longer than ten (10) years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; or (e) enables the Board to take any action described in clauses (a), (b), (c) or (d) without shareholder approval.

Subject to Section 422 of the Code, the Committee may designate all or a portion of any Option as either an Incentive Stock Option or a Nonqualified Stock Option.  Both Options and Stock Appreciation Rights shall have an exercise price that is not less than one hundred percent (100%) of the fair market value of one share of the Corporation’s Common Stock on the Grant Date.  Each Option or Stock Appreciation Right granted under the 2006 Plan shall terminate on the date determined by the Committee and specified in the Award Agreement.  A Grantee or permitted transferee of an Option or Stock Appreciation Right shall have no rights as a stockholder with respect to any Shares covered by such Option or Stock Appreciation Right until the exercise of the Option or, if settled in stock, the Stock Appreciation Right.  Generally, Options and Stock Appreciation Rights may be exercised only during the continuance of the Grantee’s employment or service as a Director.  A Grantee may pay the exercise price of an Option either in cash or common stock of the Corporation or any combination thereof.  Stock Appreciation Rights may be settled in cash or stock of the Corporation as determined by the Compensation Committee and set forth in the applicable Award Agreement.  A Grantee may generally elect to exercise Options or Stock Appreciation Rights in any order without regard to the dates on which such Options or Stock Appreciation Rights were granted. The amount to which a Grantee shall be entitled upon the exercise of each Stock Appreciation Right granted pursuant to the 2006 Plan shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a Share of Common Stock on the exercise date exceeds the fair market value of a Share of Common Stock on the Grant Date.  Stock Appreciation Rights may not be exercised during any period in which trading in the Common Stock is prohibited by the terms of the insider trading policy of the Corporation, as set forth in its Code of Conduct, as the same may be amended from time to time.  The ability, if any, to exercise Options or Stock Appreciation Rights after death, Total and Permanent Disability, Retirement, termination or resignation and the accelerated vesting, if any, of Awards upon the occurrence of any such event shall be governed by rules adopted by the Compensation Committee.   No Award granted under the 2006 Plan shall be assignable or transferable by the Grantee other than by will or the laws of descent and distribution and, during the lifetime of a Grantee, the Award shall inure to the benefit of and be exercisable only by such Grantee.

In addition to awards of Options and Stock Appreciation Rights, the Compensation Committee may also grant Shares of Restricted Stock and Restricted Stock Units.  An award of Restricted Stock Units shall be similar to an award of Restricted Stock, except that no Shares shall actually be awarded to a Grantee of Restricted Stock Units on the Grant Date.  Generally, Shares of Restricted Stock shall become freely transferable by the Grantee after all conditions and restrictions applicable to such Shares, as set forth in the applicable Award Agreement, shall have been satisfied or lapsed, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as determined by the Committee and set forth in the Award Agreement.  To the extent permitted by law, a Grantee holding Shares of Restricted Stock shall have the right to exercise full voting rights with respect to such Shares during the applicable Period of Restriction.  Grantees of Restricted Stock Units shall have no voting rights with respect thereto.  During the Period of Restriction, a Grantee holding Shares of Restricted Stock or Restricted Stock Units will, if required by law or determined by the Compensation Committee, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held, in a manner determined by the Compensation Committee and set forth in the applicable Award Agreement.  Subject to applicable law, the Compensation Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.

Under present federal tax laws, the grant of an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right will create no tax consequences for either the optionee or the Corporation.  Upon exercise of an Incentive Stock Option, there will be no taxable income to the optionee (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an Incentive Stock Option is exercised.  Upon the disqualification of an Incentive Stock Option, or the exercise of a Nonqualified Stock Option or Stock Appreciation Right the optionee recognizes ordinary income to the extent the fair market value of the Common Stock on the date of exercise exceeds the exercise price.For awards of Restricted Stock or Restricted Stock Units, unless vested or, in the case of Restricted Stock, the participant elects to be taxed at the time of grant, the participant will not have taxable income upon grant, but upon vesting will recognize ordinary income equal to the fair market value of the Restricted Stock or the Restricted Stock Units at the time of vesting less the amount paid, if any, for such stock or units.  Generally, the Corporation is allowed a tax deduction equal to the amount of ordinary income recognized by the recipient of an award of Restricted Stock or Restricted Stock Units in the year in which the recipient recognizes such income.

In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend or stock split, then generally there shall be substituted for or added to each share of Stock of the Corporation which was theretofore appropriated to an outstanding Award, or which thereafter may become subject to an Award under the 2006 Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

If there shall be any other change in the number or kind of the outstanding shares of Stock of the Corporation, or of any Stock or other securities into which such Stock shall have been changed, or for which it shall have been exchanged, and if such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the 2006 Plan, then such adjustment shall be made.

Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, any outstanding Options or Stock Appreciation Rights will become immediately exercisable and Restricted Stock, Restricted Stock Units and all accrued dividends and dividend equivalents shall become immediately vested.

Information as of December 31, 2011 regarding the number of shares of common stock to be issued upon the exercise of outstanding stock options, the weighted average exercise price of outstanding stock options, and the number of stock options remaining available for future issuance is set forth in the table that follows.

EQUITY COMPENSATION PLAN INFORMATION
DECEMBER 31, 2011

Number of securities
remaining available for
	Number of securities		future issuance
	to be issued	Weighted-average	under equity
	upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	449,504	$22.31	157,905

The Corporation does not have any equity compensation plans that have not been approved by shareholders.

The table that follows sets forth information regarding the grant of plan based awards during 2011 and in January 2012 to the named executive officers.  The awards were granted by the Board on January 25, 2011 and January 24, 2012 based on recommendations by the Compensation Committee.  The awards in January 2011 and 2012 included RSUs which are reflected in columns (f), (g) and (j) and the January 2011 awards also included NQSOs which are reflected in columns (h), (i) and (j).  The ability to convert the RSUs granted in January 2011 into shares of the Corporation’s common stock and the related conversion ratio will be dependent on the Corporation’s 2013 net income and ROA, with each being assigned a 50% weight. The ability to convert the RSUs granted in January 2012 into shares of the Corporation’s common stock and the related conversion ratio will be dependent on the Corporation’s 2014 net income and ROA, again with each being assigned a 50% weight. The NQSOs granted in January 2011 have an exercise price equal to the closing market price of the Corporation’s common stock on the date of grant.  Twenty percent (20%) of these options vest on each of the first five (5) anniversaries of the date of grant.  Vesting accelerates and such options become fully exercisable in the event of change in control, death, total and permanent disability or retirement.  Total and permanent disability and retirement are as defined in the 2006 Plan under which such options were granted and the related award agreements.

GRANT OF PLAN BASED AWARDS
YEAR ENDED DECEMBER 31, 2011 AND JANUARY 2012

		Estimated Future Payouts			Estimated Future		All Other
		Under Non-Equity Incentive			Payouts Under Equity		Option		Grant
		Plan Awards (1)			Incentive Plan Awards		Awards:		Date Fair
							Number of	Exercise	Value of
							Securities	or Base	Stock and
							Under-	Price of	Option
							lying	Option	Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Options	Awards	(2)
Name	Date	($)	($)	($)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael N. Vittorio	1/25/11						9,499	$29.02	$97,400
Michael N. Vittorio	1/25/11				1,583	3,166			$83,582
Michael N. Vittorio	-	$64,547	$151,875	$239,203
Michael N. Vittorio	1/24/12				3,212	6,423			$155,629
Sallyanne K. Ballweg	1/25/11						5,168	$29.02	$52,991
Sallyanne K. Ballweg	1/25/11				862	1,723			$45,487
Sallyanne K. Ballweg	-	$34,004	$80,010	$126,016
Sallyanne K. Ballweg	1/24/12				1,692	3,384			$81,994
Mark D. Curtis	1/25/11						4,752	$29.02	$48,726
Mark D. Curtis	1/25/11				792	1,584			$41,818
Mark D. Curtis	-	$31,287	$73,616	$115,944
Mark D. Curtis	1/24/12				1,557	3,113			$75,428
Donald L. Manfredonia	1/25/11						4,622	$29.02	$47,393
Donald L. Manfredonia	1/25/11				771	1,541			$40,682
Donald L. Manfredonia	-	$27,720	$69,300	$108,108
Donald L. Manfredonia	1/24/12				1,466	2,931			$71,018
Richard Kick	1/25/11						4,540	$29.02	$46,552
Richard Kick	1/25/11				757	1,513			$39,943
Richard Kick	-	$28,111	$70,277	$109,631
Richard Kick	1/24/12				1,486	2,972			$72,012

(1)
Represents cash incentive compensation that could have been earned by the named executive officers in 2011 under the Company’s executive compensation program.  For the actual amounts paid to the named executive officers in January 2012 on account of performance for 2011 see column (g), “Non-Equity Incentive Plan Compensation,” of the “Summary Compensation Table” appearing on page 31 of this proxy statement.

(2)
With respect to the RSUs reported in columns (f) and (g), column (j) reflects the grant date fair value of the target future payout which is being recognized as compensation cost, before the effect of estimated forfeitures, over the service period under FASB ASC Topic 718.  The threshold payout is 50% of the target payout.

The two tables that follow set forth information for the named executive officers for 2011 regarding stock options exercises and stock vested.

STOCK OPTION EXERCISES AND STOCK VESTED
YEAR ENDED DECEMBER 31, 2011

	Option Awards		Stock Awards
	Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael N. Vittorio	199	$2,182
Michael N. Vittorio	5,784	$39,129
Michael N. Vittorio	7,503	$68,202
Michael N. Vittorio	1,720	$9,701
Michael N. Vittorio	1,688	$9,655
Michael N. Vittorio	1,280	$7,219
Michael N. Vittorio	500	$4,978
Michael N. Vittorio	100	$793
Michael N. Vittorio	100	$642
Michael N. Vittorio	100	$686
Michael N. Vittorio	100	$785
Michael N. Vittorio			3,924	$112,854
Sallyanne K. Ballweg	200	$1,810
Sallyanne K. Ballweg	1,205	$6,182
Sallyanne K. Ballweg	205	$1,015
Mark D. Curtis	100	$1,132
Mark D. Curtis	100	$1,150
Mark D. Curtis	500	$4,908
Mark D. Curtis	250	$1,904
Mark D. Curtis			2,110	$60,684

STOCK OPTION EXERCISES AND STOCK VESTED (cont’d)
YEAR ENDED DECEMBER 31, 2011

	Option Awards		Stock Awards
	Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Donald L. Manfredonia	200	$3,072
Donald L. Manfredonia	650	$9,614
Donald L. Manfredonia	500	$7,360
Donald L. Manfredonia	1,250	$18,463
Donald L. Manfredonia	1,500	$21,210
Donald L. Manfredonia	1,148	$15,682
Donald L. Manfredonia	1,271	$18,379
Donald L. Manfredonia	1,000	$15,560
Donald L. Manfredonia	500	$5,515
Donald L. Manfredonia	1,000	$10,550
Donald L. Manfredonia	1,000	$10,510
Donald L. Manfredonia	500	$7,110
Donald L. Manfredonia			2,221	$63,876
Richard Kick			2,089	$60,080

The three tables that follow set forth information regarding outstanding equity awards for the named executive officers. Column (f) in the tables represents the target number of shares into which outstanding RSUs can be converted and column (g) represents the value of such shares.  For the stock awards shown for each individual, the threshold number of shares and value is 50% of the target number and value.

OUTSTANDING EQUITY AWARDS
DECEMBER 31, 2011

	Option Awards				Stock Awards
					Equity	Equity
					Incentive	Incentive
					Plan Awards:	Plan Awards:
					Number of	Market or
	Number	Number			Unearned	Payout Value
	of	of			Shares,	of Unearned
	Securities	Securities			Units or	Shares,
	Underlying	Underlying			Other Rights	Units or
	Unexercised	Unexercised	Option		That Have	Other Rights
	Options	Options (1)	Exercise	Option	Not	That Have
	(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael N. Vittorio	600		$16.56	1/20/13
Michael N. Vittorio	4,602		$23.95	1/19/14
Michael N. Vittorio	7,408		$22.77	1/17/15
Michael N. Vittorio	1,452		$20.83	6/30/16
Michael N. Vittorio		1,174	$21.81	1/17/17
Michael N. Vittorio		5,004	$18.50	1/21/18
Michael N. Vittorio	4,322	6,485	$22.42	1/19/19
Michael N. Vittorio	1,655	6,621	$25.07	1/18/20
Michael N. Vittorio		9,499	$29.02	1/24/21
Michael N. Vittorio					2,760	$72,643
Michael N. Vittorio					3,166	$83,329
Sallyanne K. Ballweg		400	$18.50	1/21/18
Sallyanne K. Ballweg	1,000	3,617	$22.42	1/19/19
Sallyanne K. Ballweg	947	3,791	$25.07	1/18/20
Sallyanne K. Ballweg		5,168	$29.02	1/24/21
Sallyanne K. Ballweg					1,580	$41,586
Sallyanne K. Ballweg					1,723	$45,349

OUTSTANDING EQUITY AWARDS (con’t)
DECEMBER 31, 2011

	Option Awards				Stock Awards
					Equity	Equity
					Incentive	Incentive
					Plan Awards:	Plan Awards:
					Number of	Market or
	Number	Number			Unearned	Payout Value
	of	of			Shares,	of Unearned
	Securities	Securities			Units or	Shares,
	Underlying	Underlying			Other Rights	Units or
	Unexercised	Unexercised	Option		That Have	Other Rights
	Options	Options (1)	Exercise	Option	Not	That Have
	(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mark D. Curtis	2,240		$16.56	1/20/13
Mark D. Curtis	2,426		$23.95	1/19/14
Mark D. Curtis	4,138		$22.77	1/17/15
Mark D. Curtis	4,110		$20.83	6/30/16
Mark D. Curtis	1,896	476	$21.81	1/17/17
Mark D. Curtis	4,035	2,690	$18.50	1/21/18
Mark D. Curtis	2,282	3,426	$22.42	1/19/19
Mark D. Curtis	891	3,566	$25.07	1/18/20
Mark D. Curtis		4,752	$29.02	1/24/21
Mark D. Curtis					1,486	$39,112
Mark D. Curtis					1,584	$41,691
Donald L. Manfredonia	1,591		$12.34	1/14/12
Donald L. Manfredonia	5,788		$16.56	1/20/13
Donald L. Manfredonia	3,232		$23.95	1/19/14
Donald L. Manfredonia	4,634		$22.77	1/17/15
Donald L. Manfredonia	4,486		$20.83	6/30/16
Donald L. Manfredonia	2,048	512	$21.81	1/17/17
Donald L. Manfredonia	4,247	2,832	$18.50	1/21/18
Donald L. Manfredonia	2,382	3,576	$22.42	1/19/19
Donald L. Manfredonia	874	3,498	$25.07	1/18/20
Donald L. Manfredonia		4,622	$29.02	1/24/21
Donald L. Manfredonia					1,458	$38,375
Donald L. Manfredonia					1,541	$40,559

OUTSTANDING EQUITY AWARDS (cont’d)
DECEMBER 31, 2011

	Option Awards				Stock Awards
					Equity	Equity
					Incentive	Incentive
					Plan Awards:	Plan Awards:
					Number of	Market or
	Number	Number			Unearned	Payout Value
	of	of			Shares,	of Unearned
	Securities	Securities			Units or	Shares,
	Underlying	Underlying			Other Rights	Units or
	Unexercised	Unexercised	Option		That Have	Other Rights
	Options	Options (1)	Exercise	Option	Not	That Have
	(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Richard Kick	4,582		$16.56	1/20/13
Richard Kick	2,392		$23.95	1/19/14
Richard Kick	4,090		$22.77	1/17/15
Richard Kick	4,066		$20.83	6/30/16
Richard Kick	1,872	476	$21.81	1/17/17
Richard Kick	3,993	2,665	$18.50	1/21/18
Richard Kick	2,260	3,393	$22.42	1/19/19
Richard Kick	862	3,451	$25.07	1/18/20
Richard Kick		4,540	$29.02	1/24/21
Richard Kick					1,438	$37,848
Richard Kick					1,513	$39,822

(1) The following table sets forth the vesting dates for the unexercisable options shown in column (c) of the three preceding tables.

VESTING DATE FOR UNEXERCISABLE OPTIONS
DECEMBER 31, 2011

	Unexer-
	cisable
	Options	Options Vesting
Name	#	#	Date	#	Date	#	Date	#	Date	#	Date
Michael N. Vittorio	1,174	1,174	1/17/12
Michael N. Vittorio	5,004	2,502	1/21/12	2,502	1/21/13
Michael N. Vittorio	6,485	2,161	1/16/12	2,161	1/16/13	2,163	1/16/14
Michael N. Vittorio	6,621	1,655	1/18/12	1,655	1/18/13	1,655	1/18/14	1,656	1/18/15
Michael N. Vittorio	9,499	1,899	1/24/12	1,899	1/24/13	1,899	1/24/14	1,899	1/24/15	1,903	1/24/16
Sallyanne K. Ballweg	400	200	1/21/12	200	1/21/13
Sallyanne K. Ballweg	3,617	1,205	1/16/12	1,205	1/16/13	1,207	1/16/14
Sallyanne K. Ballweg	3,791	947	1/18/12	947	1/18/13	947	1/18/14	950	1/18/15
Sallyanne K. Ballweg	5,168	1,033	1/24/12	1,033	1/24/13	1,033	1/24/14	1,033	1/24/15	1,036	1/24/16
Mark D. Curtis	476	476	1/17/12
Mark D. Curtis	2,690	1,345	1/21/12	1,345	1/21/13
Mark D. Curtis	3,426	1,142	1/16/12	1,142	1/16/13	1,142	1/16/14
Mark D. Curtis	3,566	891	1/18/12	891	1/18/13	891	1/18/14	893	1/18/15
Mark D. Curtis	4,752	950	1/24/12	950	1/24/13	950	1/24/14	950	1/24/15	952	1/24/16
Donald L. Manfredonia	512	512	1/17/12
Donald L. Manfredonia	2,832	1,416	1/21/12	1,416	1/21/13
Donald L. Manfredonia	3,576	1,192	1/16/12	1,192	1/16/13	1,192	1/16/14
Donald L. Manfredonia	3,498	874	1/18/12	874	1/18/13	874	1/18/14	876	1/18/15
Donald L. Manfredonia	4,622	924	1/24/12	924	1/24/13	924	1/24/14	924	1/24/15	926	1/24/16
Richard Kick	476	476	1/17/12
Richard Kick	2,665	1,332	1/21/12	1,333	1/21/13
Richard Kick	3,393	1,131	1/16/12	1,131	1/16/13	1,131	1/16/14
Richard Kick	3,451	862	1/18/12	862	1/18/13	862	1/18/14	865	1/18/15
Richard Kick	4,540	908	1/24/12	908	1/24/13	908	1/24/14	908	1/24/15	908	1/24/16

EMPLOYMENT CONTRACTS

Messrs. Vittorio, Curtis, Keeney, Kick, and Manfredonia and Ms. Ballweg have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation and the Bank, Ms. Ballweg is employed as Senior Executive Vice President of the Bank, Mr. Curtis is employed as Executive Vice President and Chief Financial Officer of the Bank, and Messrs. Keeney, Kick, and Manfredonia are each employed as Executive Vice President of the Bank.  In addition, each of these officers is also employed in such other positions with the Corporation or the Bank as may be determined by the Board of Directors of the Corporation or the Bank.  Mr. Vittorio’s contract has a term of three (3) years, Ms. Ballweg and Mr. Curtis each have contract with a term of two (2) years, and Messrs. Keeney, Kick, and Manfredonia each have a contract with a term of eighteen (18) months, with all such contracts beginning on January 1, 2012.  Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio, new two year terms for Ms. Ballweg and Mr. Curtis, and new eighteen-month terms for Messrs. Keeney, Kick, and Manfredonia.  The contracts currently provide for base annual salaries of $468,000 for Mr. Vittorio, $264,000 for Ms. Ballweg, $242,700 for Mr. Curtis, $196,700 for Mr. Keeney, $230,100 for Mr. Kick, and $222,500 for Mr. Manfredonia.

Under these contracts the executive officers are entitled to severance compensation.  Generally upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract together with continued family medical and dental insurance coverage.  Upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Ms. Ballweg and Messrs. Curtis, Keeney, Kick, and Manfredonia are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts.  The Termination Payment for Ms. Ballweg and Mr. Curtis is equal to two (2) times the base annual salary under their contracts and the termination payment for Mr. Manfredonia is equal to one and one-half (1.50) times the base annual salary under his contract.  For Messrs. Keeney and Kick, the Termination Payment is equal to one and one-quarter (1.25) times the base annual salaries under their contracts.  Upon an involuntary termination of employment, other than due to gross and substantial dishonesty, or a resignation of employment for Good Reason within twenty-four months following a change of control, Ms. Ballweg and Messrs. Curtis, Keeney, Kick, and Manfredonia are entitled to receive a single sum payment equal to 100% of the Termination Payment under their contracts.  In addition, these officers are also entitled to continued family medical and dental insurance coverage.  Good Reason for resignation of employment by any of these named executive officers means the occurrence (without the officer’s express written consent) of any one of the following acts or omissions to act by the Corporation or the Bank: (1) the assignment to the officer of any duties materially inconsistent with the nature and status of the officer’s responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of the officer’s responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a redesignation of the officer’s title shall not in and of itself constitute Good Reason if the officer’s overall duties and status within the Corporation and the Bank are not substantially adversely affected; or (2) the failure by the Corporation or the Bank to pay the officer any portion of the officer’s current compensation, or to pay the officer any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

 Each of the executive officers has agreed, to the extent and under the conditions set forth in the contract with such executive officer, to refrain from soliciting the business of customers of the Bank subsequent to termination of the employment relationship between the Corporation and the executive officer.  In that regard, each contract provides that the executive officer will not on behalf of any banking organization or lender doing business in New York City or in the counties of Nassau or Suffolk, directly or indirectly solicit business of any person or entity which shall be a customer of the Bank on the date of such termination or facilitate or assist in the development of any business relationship between any such banking organization or lender and any such customer or either directly or indirectly or on behalf of any such banking organization or lender, employ, retain, or solicit the employment or retention of any person who shall be an employee of the Bank on the date of such termination.  Each of the executive officers has also agreed, without limitation as to time, to keep secret and retain in confidence all confidential matters of the Corporation or the Bank, whether developed by the Corporation, the Bank or the executive officer, including without limitation know how, trade secrets, customer lists, pricing policies, and operational methods, and not to disclose them to anyone outside the Corporation or the Bank except in the course of performing their duties under their employment contracts or with the express written consent of the Corporation.

The following table sets forth potential payments upon termination or change in control for the named executive officers.

POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Termination Payment Due To:
		Resignation Following		Family
		Change In Control		Medical &
	Termination	For Good	For Any	Dental
Name	By Bank	Reason	Reason	Insurance
Michael N. Vittorio	$1,404,000	$1,404,000	$1,404,000	$72,048
Sallyanne K. Ballweg	$528,000	$528,000	$352,000	$48,032
Mark D. Curtis	$485,400	$485,400	$323,600	$48,032
Donald L. Manfredonia	$333,750	$333,750	$222,500	$36,024
Richard Kick	$287,625	$287,625	$191,750	$36,024

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation’s Corporate Governance Guidelines require the Board of Directors to conduct an appropriate review of all related party transactions for potential conflict of interest situations.  Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K. The Board fulfils the requirement to review related party transactions through its Audit Committee, which is comprised entirely of independent directors. The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

In 1992, the Bank, as tenant, entered into a lease with Howard Thomas Hogan Jr., a director of the Corporation and the Bank, covering premises in a building located in Locust Valley, New York, used as a branch office.  The lease expires on October 31, 2012 and provides for annual base rent of $33,972 for the year ended October 31, 2011.  In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located.  In addition, in 2009, the Bank, as tenant, entered into a lease with Howard Thomas Hogan Jr. covering premises in a building located in Cold Spring Harbor, New York to be used as a branch office.  The lease expires on December 31, 2019 and provides for annual rent of $33,014 for the year ended December 31, 2011.  The Corporation believes that the foregoing is comparable to the rents that would be charged by an unrelated third party.

 The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders of the Corporation and their associates.  Such transactions, including borrowings and loan commitments, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectibility, nor do they present other unfavorable features.

Certain directors are officers, directors, partners or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2011 and up to the present time.  Additional transactions of this type may occur in the future.  All such transactions were effected on substantially the same terms as comparable transactions with other persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our Common Stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2011, no executive officer, director or 10% beneficial owner of our shares of Common Stock failed to file ownership reports on a timely basis.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Corporation for the year ended December 31, 2011 were audited by Crowe Horwath LLP (“Crowe Horwath”).  The Audit Committee has reappointed Crowe Horwath as the Corporation’s independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2012.  A resolution will be presented at the Annual Meeting of Stockholders to ratify the reappointment of Crowe Horwath.  The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for ratification.  If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the ratification.  If the stockholders do not ratify the reappointment of Crowe Horwath, the Audit Committee will reconsider its selection of Crowe Horwath as the Corporation’s independent registered public accounting firm.  Even if the stockholders ratify the appointment of Crowe Horwath, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Corporation and its shareholders.

A representative of Crowe Horwath will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

The Board of Directors recommends that the stockholders vote FOR ratification of the reappointment of Crowe Horwath as the Corporation’s independent registered public accounting firm.

Audit Fees

Crowe Horwath’s fees for audit services for 2011 and 2010 were $208,000 and $200,000, respectively.  Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q; (3) a reading of the Corporation’s annual report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph.  In 2011, Crowe Horwath billed the Corporation $2,500 for work done in connection with the Corporation’s Form S-3 Registration Statement filed on November 9, 2011 covering the offering of 500,000 shares of common stock under the Corporation’s Dividend Reinvestment and Stock Purchase Plan.  In 2010, Crowe Horwath billed the Corporation $70,000 for work done in connection with the Corporation’s Form S-3 Registration Statement filed on June 23, 2010 and related Prospectus Supplement dated July 2, 2010 covering the follow-on offering of 1,250,000 shares of common stock.

Tax Fees

Crowe Horwath’s fees for preparing the Corporation’s 2011 and 2010 tax returns and performing tax compliance work were $35,410 and $23,040, respectively.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by Crowe Horwath for any fees other than those described above under the captions “Audit Fees,” Audit Related Fees and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

In 2011 and 2010, the Audit Committee specifically approved or pre-approved all fees reported under the sections “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors to Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee engages the Corporation’s independent auditors to perform audit services as previously defined and to prepare the Corporation’s income tax returns.

In addition, from time to time the Audit Committee may engage the Corporation’s independent auditors to perform non-audit services such as providing tax advice and performing tax compliance work.  The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year.  The Audit Committee will not engage the independent auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the independent auditors.  In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934.  Prohibited non-audit services include those in which the independent auditors would be auditing their own work, functioning as a part of management or as an employee, acting as an advocate of the Corporation, or promoting the Corporation’s stock or financial interests.  Other prohibited non-audit services include bookkeeping or other services related to the accounting records or financial statements of the Corporation; financial information systems design and implementation; appraisal or valuation services; fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; performing management or human resources functions; acting as a broker/dealer, investment adviser or investment banker for the Corporation; legal services; and expert services unrelated to the audit.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2011 with management.

The Audit Committee has discussed with Crowe Horwath the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Allen E. Busching	J. Douglas Maxwell Jr.
Alexander L. Cover	Walter C. Teagle III
John T. Lane

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Act of 1934 (the “1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation does not know of any matters for action by stockholders at the annual meeting other than the matters described in the Notice of Annual Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting.  It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation.  In addition to using the mail, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2013 Annual Meeting of Stockholders must be received by the Chairman of the Board or the President no later than November 20, 2012 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8.  If the Corporation is not notified of a stockholder proposal by February 3, 2013, then the proxies held by management of the Corporation may provide the discretion to vote against such stockholder proposal, even though such proposal is not included in the proxy statement and form of proxy.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 17, 2012

The Company’s proxy statement and form of proxy for its 2012 Annual Meeting of Stockholders and its 2011 annual report to security holders is available at http://www.cfpproxy.com/4667.

For driving directions to The Carltun, the location of the annual meeting, please go to http://www.carltunonthepark.com/contact.html.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation and the Bank are included in the Corporation’s 2011 Annual Report on Form 10-K which was mailed with this Proxy Statement.  In addition, copies of the 2011 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder upon written request without charge.  Such request should be directed to Wayne B. Drake, Assistant Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York 11545.  The consolidated financial statements contained in the Corporation’s 2011 Annual Report on Form 10-K are not part of this Proxy Statement.

By Order of the Board of Directors

Sallyanne K. Ballweg
March 20, 2012	Senior Vice President and Secretary

REVOCABLE PROXY
THE FIRST OF LONG ISLAND CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2012

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, being a stockholder of THE FIRST OF LONG ISLAND CORPORATION, GLEN HEAD, NEW YORK, hereby constitutes and appoints JOHN H. TREIBER AND BERNARD ESQUENET or either one of them (with full power to act alone), the true and lawful attorney(s) of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of said Corporation, to be held at THE CARLTUN, EISENHOWER PARK, 1899 HEMPSTEAD TURNPIKE, EAST MEADOW, NEW YORK, on Tuesday, April 17, 2012, at 3:30 P.M. local time, or any and all adjournments thereof, and to vote all stock owned by the undersigned or which the undersigned is entitled to vote, on the proposals of the Board of Directors specified in the Notice of Meeting dated March 20, 2012, with all powers the undersigned would possess if the undersigned were personally present, hereby ratifying and confirming all that said Proxy or Proxies of the undersigned may do in the name, place and stead of the undersigned as follows:

	With-	For All
For	hold	Except

1.	Election of Directors
To elect five (5) Class II Directors, each
for a term of two (2) years

ALLEN E. BUSCHING
PAUL T. CANARICK
ALEXANDER L. COVER
J. DOUGLAS MAXWELL JR.
STEPHEN V. MURPHY

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of any such nominee(s) in the space provided below.

2.	Non-binding, advisory vote to approve the compensation of the Company’s named executive officers disclosed in the accompanying proxy statement.

For	Against	Abstain

3.	To ratify the reappointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2012.

For	Against	Abstain

4.	Other Matters: If any other business is presented at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

The shares represented by a properly executed Proxy will be voted as directed.

If No Designations Are Made In The Boxes Provided Above As To A Proposal, This Proxy Will Be Voted “For” Proposals 1, 2 And 3.

This Proxy Is Solicited On Behalf Of The Board Of Directors.  It May Be Revoked Prior To Its Exercise.

53

ALL JOINT OWNERS MUST SIGN INDIVIDUALLY.  WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE GIVE FULL TITLE.  IF MORE THAN ONE FIDUCIARY, ALL SHOULD SIGN.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

THE FIRST OF LONG ISLAND CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY